SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, as amended

Filed by the registrant               ☒

Filed by a party other than the registrant               ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-12

METROPOLITAN HEALTH NETWORKS, INC.

(Name of Registrant as specified in its Charter)

METROPOLITAN HEALTH NETWORKS, INC.

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

777 Yamato Road
1st Floor
Boca Raton, Florida 33431

May 3, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Metropolitan Health Networks, Inc., which will be held at 777 Yamato Road, 1st Floor, Boca Raton, Florida on Tuesday, June 14, 2011, at 10:00 a.m. EDT.  I look forward to greeting as many of our shareholders as possible.

We are pleased to use the SEC rule that allows companies to furnish proxy materials to their shareholders primarily over the Internet. On May 3, 2011, we mailed our shareholders a Notice of Internet Availability containing instructions on how to access our 2011 proxy statement and annual report on Form 10-K for fiscal year 2010 and vote. The notice also included instructions on how to receive a paper copy of your Annual Meeting materials, including the proxy statement and proxy card.

During the meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the 2011 Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to vote via the Internet, by telephone or by completing, dating, signing and promptly returning your Proxy Card.  If you decide to attend the 2011 Annual Meeting, you will of course be able to vote in person, even if you have previously submitted your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our affairs.

Sincerely,

Michael M. Earley
Chairman and Chief Executive Officer

777 Yamato Road, Suite 510  ●  Boca Raton, Florida 33431  ●  Phone: (561) 805-8500  ●  Fax: (561) 805-8501  |  www.metcare.com

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METROPOLITAN HEALTH NETWORKS, INC.
NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 14, 2011

To the Shareholders of Metropolitan Health Networks, Inc.:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Metropolitan Health Networks, Inc., a Florida corporation (the “Company”), will be held on Tuesday, June 14, 2011 at 10:00 a.m. EDT, at 777 Yamato Road, 1st Floor, Boca Raton, Florida, for the following purposes:

●	To elect seven members to our Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

●	To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

●	To consider an advisory vote on executive compensation;

●	To consider an advisory vote on the frequency of votes on executive compensation;

●
To consider and vote upon a proposal to amend our Amended and Restated Omnibus Equity Compensation Plan to increase the number of shares of Common Stock reserved for issuance under such plan from 9,000,000 to 12,000,000; and

●	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on Tuesday, April 26, 2011, as the record date for determining the shareholders entitled to notice and to vote at the meeting.  Only shareholders of record as of the close of business on April 26, 2011 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.  We ask that as promptly as possible you vote via the Internet, by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.

Voting on the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Using the Internet or telephone saves us money by reducing postage and proxy tabulation costs.

May 3, 2011	By Order of the Board of Directors,

Roberto L. Palenzuela, Esq.
General Counsel and Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE ACCORDING TO THE INSTRUCTIONS IN THIS PROXY STATEMENT. SHAREHOLDERS WHO VOTE VIA INTERNET, TELEPHONE OR BY EXECUTING AND RETURNING A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

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TABLE OF CONTENTS

Page

INTERNET AVAILABILITY OF PROXY MATERIALS	1

PURPOSES OF THE MEETING	1

GENERAL INFORMATION ABOUT VOTING	2
WHO CAN VOTE AT THE ANNUAL MEETING?	2
WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?	2
HOW DO I GET ELECTRONIC ACCESS TO THE PROXY MATERIALS?	2
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?	3
CAN I ATTEND THE ANNUAL MEETING?	3
HOW CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?	3
HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?	3
CAN I CHANGE MY VOTE OR REVOKE MY PROXY?	4
WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?	4
WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?	4
WHAT ARE BROKER NON-VOTES AND WHAT EFFECT DO THEY HAVE ON THE PROPOSALS?	4
WHO PAYS FOR THIS PROXY SOLICITATION?	5

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS	5

ELECTION OF DIRECTORS	6
INFORMATION ABOUT DIRECTOR NOMINEES	6

APPROVAL AND RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	10
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	10
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S INDEPENDENCE AND ATTENDANCE AT THE ANNUAL MEETING	10
AUDIT COMMITTEE PRE-APPROVAL POLICY	11
REPORT OF THE AUDIT COMMITTEE	12

ADVISORY VOTE ON EXECUTIVE COMPENSATION	13

ADVISORY VOTE ON THE FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION	14

AMENDMENT TO OUR OMNIBUS EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER SUCH PLAN FROM 9,000,000 TO 12,000,000	15

CORPORATE GOVERNANCE	23
CORPORATE GOVERNANCE GUIDELINES	23
DIRECTOR INDEPENDENCE AND FAMILY RELATIONSHIPS	23
BOARD LEADERSHIP STRUCTURE	23
RISK OVERSIGHT	24
NOMINATIONS FOR DIRECTORS AND DIVERSITY POLICY	24
COMMUNICATION WITH THE BOARD OF DIRECTORS	25
CODE OF ETHICS	25
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS	25

MEETINGS AND COMMITTEES OF THE BOARD	25
THE BOARD	25
STANDING BOARD COMMITTEES	25
OTHER COMMITTEES	27
LEAD INDEPENDENT DIRECTOR	27
EXECUTIVE SESSIONS	27
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	27

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DIRECTOR COMPENSATION	27
BOARD RETAINER FEES	27
STOCK AND OPTION AWARDS	27
EXPENSE REIMBURSEMENT	28
EMPLOYEE DIRECTORS	28
DIRECTOR SUMMARY COMPENSATION TABLE	28

EXECUTIVE COMPENSATION	29
COMPENSATION DISCUSSION & ANALYSIS	29
MATERIAL CHANGES SINCE DECEMBER 31, 2010	36
COMPENSATION COMMITTEE REPORT	39
SUMMARY COMPENSATION TABLE	39
GRANTS OF PLAN BASED AWARDS	41
2010 GRANTS OF PLAN BASED AWARDS	41
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	43
2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	43
2010 OPTION EXERCISES AND RESTRICTED STOCK VESTED	45
PENSION BENEFITS	45
NONQUALIFIED DEFINED CONTRIBUTION AN OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS	45
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.	45
RISK ASSESSMENT OF COMPENSATION POLICIES AND PRACTICES.	48

SECURITY OWNERSHIP	49
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	51

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52

TRANSACTIONS WITH RELATED PERSONS	52

REVIEW OF RELATED PARTY TRANSACTIONS	52

OTHER BUSINESS	52
2011 SHAREHOLDER PROPOSALS	52
PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES FOR DIRECTOR	53
OTHER MATTERS	54

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2011 ANNUAL MEETING OF SHAREHOLDERS
OF
METROPOLITAN HEALTH NETWORKS, INC.

PROXY STATEMENT

June 14, 2011, 10:00 a.m. EDT
777 Yamato Road
1st Floor
Boca Raton, Florida

This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies from the holders of our common stock (the "Common Stock") for use at the Annual Meeting of Shareholders, to be held at 777 Yamato Road, 1st Floor, Boca Raton, Florida on Tuesday, June, 14 2011, at 10:00 a.m. EDT, or at any adjournment(s) or postponement(s) thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders.

The complete mailing address, including zip code, of our principal executive offices is 777 Yamato Road, Suite 510, Boca Raton, Florida 33431 and our telephone number is (561) 805-8500.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules adopted by Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On May 3, 2011, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Annual Report”). The Notice of Internet Availability also instructs you on how to access your Proxy Card to vote through the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

PURPOSES OF THE MEETING

At the Annual Meeting, our shareholders will consider and vote upon the following matters:

1.           The election of seven members to our Board of Directors to serve until our next Annual Meeting of Shareholders or until their successors are duly elected and qualified (“Proposal No. 1”);

2.           To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (“Proposal No. 2”);

3.           To consider an advisory vote on executive compensation (“Proposal No. 3”);

4.           To consider an advisory vote on the frequency of votes on executive compensation (“Proposal No. 4”);

5.           To consider and vote upon a proposal to amend our Amended and Restated Omnibus Equity Compensation Plan (the “Omnibus Plan”) to increase the number of shares of Common Stock reserved for issuance under such plan from 9,000,000 to 12,000,000 (“Proposal No. 5”); and

6.           Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted:  (1)  FOR  the election of the seven nominees for director named below;  (2) FOR the approval of and ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2011; (3) FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement; (4) FOR the frequency of voting on executive compensation of THREE YEARS; and (5) FOR the approval of the amendment to the Omnibus Plan to increase the number of shares of Common Stock reserved for issuance under such plan from 9,000,000 to 12,000,000.

In the event a shareholder specifies a different choice by Internet or telephone vote or by means of the enclosed proxy card, his or her shares will be voted in accordance with the specification so made.  The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees.  In the event that any other matter should come before the Annual Meeting or any director nominee is not available for election, the persons designated as proxies for the Annual Meeting will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters, in accordance with their best judgment.

GENERAL INFORMATION ABOUT VOTING

Who can vote at the Annual Meeting?

You can vote or direct the voting of your shares of Common Stock if our records show that you owned the shares on Tuesday, April 26, 2011.  A total of 41,100,753 shares of Common Stock can vote at the Annual Meeting.  You are entitled to one vote for each share of Common Stock.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our 2010 Annual Report, which includes our audited consolidated financial statements for the year ended December 31, 2010, to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability, that was mailed to our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. This notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, including a copy of our 2010 Annual Report, you should follow the instructions in the notice for requesting these materials.

How do I get electronic access to the proxy materials?

The Notice of Internet Availability will provide you with instructions regarding how to:

●	view our proxy materials for the Annual Meeting on the Internet; and

●	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares beneficially through a stockbroker, bank, or other nominee rather than directly in their own name.  There are some distinctions between shares held of record and shares owned beneficially, specifically:

Shares held of record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us.  As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.  If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Shares owned beneficially

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record.  As the beneficial owner or nominee, you have the right to direct your broker or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting.

However, because you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker or other nominee.  If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Can I attend the Annual Meeting?

You are invited to attend the Annual Meeting if you are a shareholder of record or a beneficial owner as of Tuesday, April 26, 2011.  If you are a shareholder of record, you must bring proof of identification such as a valid driver’s license.  If you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of April 26, 2011.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting.  If you choose to vote in person, please bring proof of identification.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.  Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote without attending the Annual Meeting as follows:

●
If you are a shareholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

●
If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Under Section 607.0722 of the Florida Business Corporation Act, votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting.  Proxies may be revoked by any of the following actions:

●	filing a timely written notice of revocation with our Corporate Secretary at our principal executive office (777 Yamato Road, Suite 510, Boca Raton, Florida 33431);

●	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); or

●	attending the Annual Meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

If your shares are held through a brokerage account or by a bank or other nominee, you may change your vote by:

●	submitting new voting instructions to your broker, bank, or nominee following the instructions they provided; or

●	if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

What is the quorum requirement for the Annual Meeting?

We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting in person or by proxy. If you vote via the Internet or telephone or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

What are broker non-votes and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares, but is not entitled to vote shares held for a beneficial owner on any non-routine matter without instruction from the beneficial owner. The proposals for the election of directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 3), the advisory vote on the frequency of votes on executive compensation (Proposal No. 4) and the amendment to the Omnibus Plan (Proposal No. 5) are considered non-routine proposals and therefore a broker does not have discretionary voting power to vote shares held for a beneficial owner without such beneficial owner’s instructions.  Accordingly, it is very important that you provide your broker with voting instructions with respect to the foregoing non-routine proposals so that your vote with respect to those matters are counted.   Broker non-votes will be counted for purposes of determining whether we have a quorum but will have no effect on the voting results of the foregoing proposals.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, we may engage a proxy solicitation firm to contact you directly by telephone, mail or in person.  We will bear such costs, if any, which are not expected to exceed $14,500.  Our officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board has set the close of business on Tuesday, April 26, 2011 as the record date (the “Record Date”) for determining shareholders entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 41,100,753  shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting.

Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

Shareholders do not have the right to cumulate their votes for directors.

Our Amended and Restated Bylaws (the “Bylaws”) provide that the presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Pursuant to the Bylaws, the seven persons receiving the highest number of votes cast in his or her favor by the shares of Common Stock represented in person or by proxy at the Annual Meeting will be elected as directors (Proposal No. 1).  Pursuant to the Bylaws, the affirmative vote of a majority of the shares represented in person or by proxy and voting at the Annual Meeting with respect to the relevant proposal is required to:

●	approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

●	approve the compensation of our named executives as disclosed in this Proxy Statement;

●	approve the proposal that executive compensation be approved by our shareholders every three years at the annual meeting; and

●	approve the amendment to the Omnibus Plan to increase the number of shares of Common Stock reserved for issuance under such plan from 9,000,000 to 12,000,000.

Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.  Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal, and therefore broker non-votes and abstentions have no effect on the proposal relating to the election of directors (Proposal No. 1). In the case of each of the other proposals, broker non-votes and abstentions have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting.

If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given for the new date, time or place, if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting.  Such inspectors shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes and determine the results thereof.

A list of shareholders entitled to vote at the Annual Meeting will be available at our offices, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431, for a period of ten (10) days prior to the Annual Meeting and at the Annual Meeting itself, for examination by any shareholder.

ELECTION OF DIRECTORS

(Proposal No. 1)

The size of our Board of Directors is currently set at seven members and there are currently seven persons serving on the Board.  Pursuant to our Bylaws, the Board must consist of no less than one and no more than eleven directors, with the exact number of directors to be determined from time to time by resolution duly adopted by the Board.

Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary via telephone, Internet or written proxy card. Under Florida law and our Bylaws, the seven persons receiving the highest number of votes cast in his or her favor in person or by proxy at the Annual Meeting will be elected to our Board of Directors.  Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be recommended by the Governance & Nominating Committee of the Board (the “Governance & Nominating Committee”) and designated by the Board.  Each of the seven director nominees listed below, all of whom currently serve as members of our Board of Directors, has been recommended by the Governance & Nominating Committee of the Board.

The Board recommends a vote FOR the seven director nominees listed below:

Name	Age*	Position
Michael M. Earley	55	Chairman and Chief Executive Officer
Michael Cahr	71	Director
Richard A. Franco, Sr.	69	Director
Casey Gunnell	64	Director
Arthur D. Kowaloff	64	Director
Mark Stolper	39	Director
John S. Watts, Jr.	51	Director

*As of May 3, 2011

Information About Director Nominees

Set forth below is biographical information for the nominees well as the key attributes, experience and skills that our Board of Directors believes each nominee brings to the Board.

MICHAEL M. EARLEY has served as our Chief Executive Officer since March 2003.  He also served as Chairman of the Board since September 2004, with the exception of the period between December 7, 2009 to April 23, 2010.  He previously served as a member of our Board of Directors from June 2000 to December 2002.  From January 2002 until February 2003, Mr. Earley was self-employed as a corporate consultant.  Previously, from January 2000 through December 2002, he served as Chief Executive Officer of Collins Associates, an institutional money management firm.  From 1997 through December 1999, Mr. Earley served as Chief Executive Officer of Triton Group Management, a corporate consulting firm.  From 1986 to 1997, he served in a number of senior management roles, including CEO and CFO of Intermark, Inc., an AMEX-listed diversified holing company, and Triton Group Ltd., an AMEX-listed diversified holding company.  From 1978 to 1983, he was an audit and tax staff member of Ernst & Whinney.  From 2002 through 2006, Mr. Earley served on the Board of Directors of MPower Holding Corporation, an AMEX-listed trade facilities-based broadband communications provider until its merger in August 2006.  Mr. Earley received his undergraduate degrees in Accounting and Business Administration from the University of San Diego.

Key Attributes, Experience and Skills:

Mr. Earley was nominated to serve as a director on our Board due to his many years of experience serving as our CEO as well as his experience serving in a variety of senior executive, director and/or consulting roles with publicly traded companies.  Mr. Earley’s service as our CEO creates a critical link between management and the Board, assisting the Board to perform its oversight function with the benefits of management's perspectives on the business.

MICHAEL CAHR was appointed to our Board in April 2010.  He had previously served as a member of our Board from 2000 through November 2002.  He has been a general partner at Focus Equity Partners, a private equity investment and management firm that acquires middle-market companies and assists them in reaching their performance potential, since 2003. Mr. Cahr has more than 30 years of experience as a venture capitalist, CEO and director of public and private companies. From September 2004 to June 2006, Mr. Cahr served as CEO of one of Focus Equity’s investments, C&M Pharmacy, a Glenview, Illinois, specialty pharmacy company, and engineered the sale of the company to Walgreen Co. Since October 2006, Mr. Cahr has acted as a board member and advisor to another Focus investment, Business Only Broadband (BOB), a premier provider of carrier-class, fixed wireless primary and co-primary data network solutions for the business sectors in Chicago and the New York metropolitan area. Prior to joining Focus, from 2001 to 2003, Mr. Cahr was president of Saxony Consultants, a provider of financial and marketing expertise, and from 1994 to 1999 served variously as president, CEO and chairman of publicly held Allscripts, Inc., the leading developer of hand-held devices that provide physicians with real-time access to health, drug and other critical medical information. Prior to Allscripts, from 1987 to 1994, Mr. Cahr was venture group manager for Allstate Venture Capital where he oversaw domestic and international investments in technology, healthcare services, biotech and medical services.  Mr. Cahr has served since September 2002 as a director of PacificHealth Laboratories, an OTCBB traded nutritional products firm that develops and commercializes functionally unique nutritional products.  From January 2009 to November 2010, he served as a director of MakeMusic, Inc., a NASDAQ-listed provider of music education technology.   Mr. Cahr was also a director of Lifecell Corporation from 1989 to 2007 where he served as the chairman of the audit committee.

Key Attributes, Experience and Skills:

The Board believes that Mr. Cahr’s many years of experience serving in a variety of senior executive, director and/or consulting roles with publicly traded companies and specifically with companies in the healthcare industry enables him to bring unique and valuable management insights to the Board.  In addition, the Board believes that Mr. Cahr contributes financial expertise to the Board, including through his service on the audit committees (and in some cases chairmanship) of other public companies, as well as executive compensation experience, including through his service on the compensation committees of other public companies.

RICHARD A. FRANCO, SR. was appointed to our Board in April 2010.  Mr. Franco has served as CEO and as a member of the Board of Directors of DARA BioSciences, Inc., a NASDAQ-listed biopharmaceutical development company, since January 2009 and as Chairman and President of DARA BioSciences since February 2009. Previously, Mr. Franco served as DARA’s Chairman of the Board from October 2007 until March 2008, as President and CEO from January 1, 2007 until March 2008 and as President and a member of the Board of Directors from 2005 until March 2008. Mr. Franco has been a leader in the pharmaceutical and medical industry for more than 35 years. Prior to joining DARA Biosciences, Mr. Franco co-founded LipoScience, Inc., a private medical technology and diagnostics company, and served as president, CEO and chairman of that company, from 1997 to 2002. Prior to founding LipoScience, Inc., Mr. Franco served as president, CEO and director of Trimeris, Inc., a NASDAQ-listed biopharmaceutical company, from 1994 to 1997. Mr. Franco was employed for more than a decade, from 1982 to 1994, with Glaxo Inc. (now GlaxoSmithKline), where he served as a member of the Executive Committee, vice president and general manager of Glaxo Dermatology and the Cerenex Division and vice president of Commercial Development and Marketing. Since May 2000, Mr. Franco has served as a director of Salix Pharmaceuticals, Ltd., a NASDAQ-listed specialty pharmaceutical company.  He also serves as Chapter Director of the Research Triangle Chapter of the National Association of Corporate Directors (NACD). Previously, he served as a director of TriPath Imaging, EntreMed Inc and Tranzyme, Inc. Mr. Franco earned a Bachelor of Science degree in pharmacy from St. John’s University and did his graduate work in pharmaceutical marketing and management at Long Island University.

Key Attributes, Experience and Skills:

Mr. Franco has had a prominent role in multiple publicly traded companies in the pharmaceutical and medical industries, including as co-founder, director and CEO of a private medical technology and diagnostics company and as CEO and director of multiple publicly traded biopharmaceutical companies.  The Board believes that these experiences demonstrate his significant management and leadership capabilities within the medical and pharmaceutical industry and enable him to bring a wealth of industry knowledge and expertise to the Board.

CASEY GUNNELL was appointed to our Board in April 2010.  Mr. Gunnell has thirty-eight years of broad business experience in entrepreneurial, startup, troubled and rapid growth sales based companies. Since January 2009, he has serve as President and as a member of the Board of Directors of NeedleNurse, Inc., a privately owned startup medical device company which he co-founded.   Since December 2005, he has also served as a Managing Director of Cornerstone Management, LLC, a private firm providing advisory, interim staffing and project management solutions to distressed companies.  He has also served, since April 1998, as President of Gunnell Family Corp., a private firm focused on interim management solutions.  Mr. Gunnell served as CFO of Holiday RV Superstores, Inc. d/b/a/ Recreation USA, a NASDAQ-listed retailer of recreational vehicles and marine products, from May 2001 to November 2001, and Chief Operating Officer and President, from November 2001 to May 2002, interim CEO from January 2003 to May 2003, and a director from November 2001 to May 2003.  In October 2003, Holiday RV Superstores, Inc. filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.  He also served from May 2000 to May 2001 as COO and CFO of PNV, Inc., a NASDAQ-listed cable television, communications, broadband wireless, ISP and portal to the trucking industry.  From April 2008 to December 2010, Mr. Gunnell served as a member of the Board of Directors of Enable Holdings, Inc., an OTCBB-traded asset recovery solution provider.  Mr. Gunnell earned a Bachelor of Business Administration degree from Florida Atlantic University.

Key Attributes, Experience and Skills:

The Board believes that Mr. Gunnell’s 38 years of business experience as an entrepreneur driving the growth of a private medical device company (which he co-founded), an executive in multiple consulting and management solutions firms and as an executive and director of various publicly traded companies provides the Board with valuable business, leadership and management experience.  Further, the Board believes that his entrepreneurial experience provides the Board with unique perspectives and guidance on our strategic direction and growth. The Board considers Mr. Gunnell’s strong operational background as an additional asset to the Board.

ARTHUR D. KOWALOFF was appointed to our Board in April 2010.  Mr. Kowaloff served as a Managing Director of BNY Capital Markets, Inc. from 1998 until his retirement in 2003. From 1991 to 1998, he was COO and Senior Managing Director of Patricof & Co. Capital Corporation. Prior to that, Mr. Kowaloff was an attorney at the New York City firm of Willkie Farr & Gallagher, from 1971 to 1991, where he served as Senior Partner and Executive Committee Member and specialized in corporate and securities law and mergers and acquisitions. Mr. Kowaloff is currently President and Director of the PBP Foundation of New York, a member of the Board of Directors of the Orange Regional Medical Center and a trustee of Carleton College. Mr. Kowaloff received a Bachelor of Arts degree from Carleton College and holds a Juris Doctor degree from Yale Law School.  Since 2004, Mr. Kowaloff has served as a director of Sirona Dental Systems, Inc., a NASDAQ-listed manufacturer of high-quality, technologically advanced dental equipment.

Key Attributes, Experience and Skills:

The Board believes that Mr. Kowaloff’s career in law and investment banking, including serving as Managing Director of both BNY Capital Markets, Inc. and Patricof & Company Capital Corporation, provides the board with valuable business experience and critical insights on the roles of law, finance and strategic transactions. In addition, the Board believes that Mr. Kowaloff’s experience as an attorney, practicing in the areas of corporate and securities law and mergers and acquisitions enables him to provide a unique and valuable perspective on the various securities law and general corporate law issues that we may face.

MARK STOLPER was appointed to our Board in April 2010.  He has served as Executive Vice President and Chief Financial Officer of RadNet, Inc., a NASDAQ-listed company, since 2004.  RadNet is the largest owner and operator of medical diagnostic imaging centers in the United States. From 1999 to 2004, Mr. Stolper was a partner at Broadstream Capital Partners and West Coast Capital, Los Angeles-based investment and merchant banking firms focused on advising middle market companies engaged in financing and merger and acquisition transactions.  Mr. Stolper began his career in 1993 as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read.  From 1995 to 1998, Mr. Stolper was a Vice President at Archon Capital Partners, which made private equity investments in media and entertainment companies.  From 1998 to 1999, Mr. Stolper worked at Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Since May 2007, Mr. Stolper has served on the Board of Directors of CompuMed, Inc., a publicly-traded medical informatics and software company.  Mr. Stolper graduated magna cum laude from the University of Pennsylvania, received a B.S. degree in Economics with a concentration in Finance from the Wharton School and earned a post-graduate award in Accounting from UCLA.

Key Attributes, Experience and Skills:

Mr. Stolper brings to the Board comprehensive knowledge of the health care industry.  For the last six years, he has served as the principal financial executive at a NASDAQ-listed healthcare company with over $500 million of annual revenues.  In addition to his leadership experience, through his work at RadNet and his service as Chairman of the Board of CompuMed, he brings extensive knowledge of corporate governance practices, especially for publicly traded companies in the health services industry.  Mr. Stolper also has diverse experiences in investment banking, private equity, venture capital investing and operations.

JOHN S. WATTS, JR. was appointed to the Board in April 2010.  Since January 2008, Mr. Watts has been a partner at John Watts Consulting, Inc., where he provides management consultation, market development services and health care system navigation support to start up and growth companies.  Prior to starting his consulting firm, Mr. Watts spent over 12 years at Wellpoint, Inc., one of the nation’s largest health insurers.  He served in numerous roles at Wellpoint during his tenure, including as President and CEO of Wellpoint’s commercial and consumer business from September 2006 through December 2007, as President and CEO of Anthem national accounts from December 2004 through September 2006 and as President and CEO of Blue Cross Blue Shield of Georgia from 2002 through 2004.  Since September 2009, Mr. Watts has served as a member of the Board of Directors at CareCentrix, a privately owned provider of home health benefits management services to the managed care industry.  He also served as Executive Chairman of Implantable Provider Group, a privately owned company providing implantable device management from September 2008 through November 2009.

Key Attributes, Experience and Skills:

Mr. Watts brings to the Board more than 25 years of experience in building, growing and leading large health plan organizations.  It is the Board’s understanding that he has a strong track record of building successful new ventures and achieving high growth rates for Wellpoint and other health plans he has led.  The Board believes that his knowledge of the health plan space and experience in competitive analysis and strategy development are significant assets for the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” EACH OF THE SEVEN DIRECTOR NOMINEES LISTED ABOVE.

APPROVAL AND RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

The Audit Committee of the Board (the “Audit Committee”) is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

The Audit Committee has designated Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Grant Thornton served as our independent registered public accounting firm since 2006

The Audit Committee has considered whether Grant Thornton’s provision of services other than audit services is compatible with maintaining independence as our independent registered public accounting firm and determined that such services are compatible.

Although ratification by shareholders is not a prerequisite to the ability of the Audit Committee to select Grant Thornton as our independent registered public accounting firm, we believe such ratification to be desirable. Accordingly, shareholders are being requested to ratify, confirm and approve the selection of Grant Thornton as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for the year ending December 31, 2011.  If the shareholders do not ratify the selection of Grant Thornton, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee may select Grant Thornton notwithstanding the failure of the shareholders to ratify its selection. If the appointment of Grant Thornton is ratified, the Audit Committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.

The Audit Committee considers Grant Thornton to be a good firm to deliver independent auditing services due to, among other things, their depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transaction issues and location of key personnel.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2010 and December 31, 2009 by our independent registered public accounting firm, Grant Thornton, are as follows:

Type of Fees	2010	2009
Audit Fees (1)	$507,283	$524,333
Audit Related Fees (2)	23,895	—
Tax Fees	—	—
All Other Fees	—	—

(1)
Represents the aggregate fees billed to us by Grant Thornton during the applicable fiscal year for professional services rendered for the audits of our annual consolidated financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and the audits of our internal controls over financial reporting, and/or services normally provided by Grant Thornton in connection with statutory or regulatory filings or engagements by us during such fiscal year.

(2)	Represents the aggregate fees billed to us by Grant Thornton during the applicable fiscal year for professional services rendered for the audits of our 401(k) Plan.

Independent Registered Public Accounting Firm’s Independence and Attendance at the Annual Meeting

We believe that Grant Thornton has no direct or indirect financial interest in us or in any of our subsidiaries, nor has it had any connection with us or any of our subsidiaries in the capacity of promoter, underwriter, voting trustee director, officer or employee.

We anticipate representatives of Grant Thornton will be present at the meeting of shareholders and will be afforded an opportunity to make a statement, if they desire to do so.  It is also expected that they will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policy

Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor.  As part of this responsibility, the Audit Committee has adopted, and our Board has ratified, an Audit and Non-Audit Services Pre-Approval Policy pursuant to which the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence from us.

Prior to engagement of the independent auditor for the next year’s audit, the independent auditor and our Chief Financial Officer submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval:

(i)            Audit Services:  Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on our consolidated financial statements.  Audit Services also include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review as well as the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.

(ii)            Audit-Related Services:  Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence related to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Services,” assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements.

(iii)            Tax Services:  Tax services include services such as tax compliance, tax planning and tax advice; however, the Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the sole business purpose of which may be tax avoidance and treatment which may not be supported in the Internal Revenue Code and related regulations.

(iv)            All Other Services:  All other services are those permissible non-audit services that the Audit Committee believes are routine and recurring and would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

Prior to engagement, the Audit Committee pre-approves the services and fees of the independent auditor within each of the above categories.  During the year, it may become necessary to engage the independent auditor for additional services not previously contemplated as part of the engagement.  In those instances, the Audit and Non-Audit Services Pre-Approval Policy requires that the Audit Committee specifically approve the services prior to the independent auditor’s commencement of those additional services.  Under the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee may delegate the ability to pre-approve audit and non-audit services to one or more of its members provided the delegate reports any pre-approval decision to the Audit Committee at its next scheduled meeting.  As of the date hereof, the Audit Committee has not delegated its ability to pre-approve audit services.

All of the 2009 and 2010 fees paid to Grant Thornton described above were pre-approved by the full Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

Report of the Audit Committee

Pursuant to SEC rules for proxy statements, the Audit Committee has prepared the following Audit Committee Report. The Audit Committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the Audit Committee.  This report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

The Audit Committee is currently composed of Mr. Gunnell (Chairman), Mr. Franco and Mr. Stolper.  The Audit Committee operates under a written charter, which is posted on our website.  Management has the primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. In this context, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

The Audit Committee also discussed with Grant Thornton the matters required to be discussed by the statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T regarding “Communication with Audit Committees”.

The Audit Committee received the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence and discussed with Grant Thornton its independence.

Based on the Audit Committee’s discussions with management and Grant Thornton, the Audit Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

The Audit Committee

Casey Gunnell, Chairman
Richard A. Franco, Sr.
Mark Stolper

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL AND RATIFICATION OF GRANT THORNTON LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 3)

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we seek a non-binding advisory vote from our shareholders to approve the compensation awarded to our executives. Because the required vote is advisory, it will not be binding upon the Board.

We have in place comprehensive executive compensation programs. As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders.  As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to help us attract, retain and motivate superior executive talent, while providing competitive and differentiated levels of pay based on corporate and individual performance. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time discouraging unnecessary or excessive risk-taking.  Shareholders are urged to read the Compensation Discussion and Analysis section, the 2010 Summary Compensation Table and the other related tables and disclosure included in this Proxy Statement which more thoroughly discuss how our compensation policies and procedures implement our compensation philosophy.  The Compensation Committee of the Board (the “Compensation Committee”) and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement.   The vote solicited by this proposal is advisory and its outcome will not be binding on the Board or us nor require the Board or the Compensation Committee to take any action.  However, the Compensation Committee values the opinions expressed by our shareholders in their vote on this proposal and expects to take into account the outcome of this vote when evaluating future executive compensation arrangements for our executive officers.

The affirmative vote of a majority of the shares represented in person or by proxy and voting at the Annual Meeting is required to approve, on an advisory basis, the overall compensation of our named executive officers as disclosed under the heading “Compensation Discussion and Analysis” (including the tables and narrative therein) of this Proxy Statement.  Abstentions and broker non-votes will not be included in the number of votes cast for the proposal, and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON THE FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

(Proposal No. 4)

Section 951 of the Dodd-Frank Act requires that we seek a non-binding advisory vote from our shareholders regarding how frequently we should include in our proxy materials a proposal regarding the approval of the compensation awarded to our executives. We are providing shareholders with the option of selecting a frequency of one, two or three years, or abstaining.  Our Board of Directors and the Compensation Committee believe an advisory vote on executive compensation every THREE YEARS is the best approach for us and our shareholders based on a number of considerations, including the following:

●	An advisory say-on-pay plan vote at every third annual meeting would provide shareholders an opportunity to make an informed and thoughtful vote based on close analysis of our compensation program.

●
A three-year vote cycle gives the Board and the Compensation Committee sufficient time to thoughtfully respond to shareholders’ sentiments and to implement any necessary changes to our executive compensation policies and procedures. This may be challenging to do on an annual or biennial basis, and both we and our shareholders would benefit from having more time for a thoughtful and constructive dialogue on why particular pay practices are appropriate for us.

●
A short review cycle will not allow for a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and be reflected in our financial performance and in the price of our common stock.

●
Our Board of Directors will continue to engage with our shareholders on executive compensation during the period between shareholder votes. As discussed elsewhere in this Proxy Statement, we provide shareholders an opportunity to communicate directly with the Board, including on issues of executive compensation.

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. Abstentions and broker non-votes will not be included in the number of votes cast for the proposal, and will have no effect on the proposal regarding the frequency of an advisory vote on executive compensation.  Although the advisory vote is non-binding, the Board will review the results of the vote and consider our shareholders’ concerns and take them into account when determining how often to include a say-on-pay proposal in our proxy materials. We currently intend to provide a say-on-pay proposal at least once every three years.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR A THREE-YEAR
FREQUENCY OF THE NON-BINDING SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS.

AMENDMENT TO OUR OMNIBUS EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF
SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER SUCH PLAN FROM 9,000,000 TO 12,000,000

(Proposal No. 5)

We are asking our shareholders to approve an amendment to the Omnibus Plan.  The plan was originally approved by our shareholders on June 23, 2005, and on June 26, 2008, our shareholders approved an amendment to the plan to increase the number of shares reserved for issuance thereunder by 3,000,000.  On April 21, 2009, upon recommendation of the Compensation Committee, our Board of Director approved the amendment of the original plan, subject to the approval of our shareholders.  The Omnibus Plan, as currently in effect, was approved by our shareholders at the Annual Meeting of Shareholders held on June 18, 2009 and became effective as of such date.

Our Board of Directors reviewed the Omnibus Plan and determined that, subject to shareholder approval, the maximum number of shares of our Common Stock available for issuance under the Omnibus Plan should be increased by 3,000,000 shares. The amendment to the Omnibus Plan was approved by the Board at its meeting held on February 28, 2011 and will be effective upon the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.  As of the Record Date, an aggregate of 1,086,125 shares of our Common Stock remain available for grant under the Omnibus Plan.  If the amendment to the Omnibus Plan is not approved, the Omnibus Plan will continue with the current share limitation.

The closing price of our Common Stock on the NYSE American Stock Exchange (the “NYSE Amex”) on the Record Date was $4.14.

Summary of the Omnibus Plan

The following summary of the material features of our Omnibus Plan (including the proposed amendment) does not purport to be complete and is qualified in its entirety by reference to the specific language of our Omnibus Plan, enclosed herewith as Appendix A. A copy of our Omnibus Plan is available to any of our shareholders upon request by writing to us c/o Roberto L. Palenzuela, General Counsel and Secretary, Metropolitan Health Networks, Inc., 777 Yamato Road, Suite 510, Boca Raton, Florida 33431. The Omnibus Plan may also be viewed without charge on the SEC’s website at www.sec.gov.

Background and Purpose

The general purpose of the Omnibus Plan is to provide a means to enable us to (i) attract and retain personnel of exceptional ability; (ii) to motivate such personnel through added incentives to make a maximum contribution to greater profitability; (iii) to develop and maintain a highly competent management team; and (iv) to be competitive with other companies with respect to executive compensation.

Eligibility

All of our directors, executives and key employees, as well as any other persons whose participation the Compensation Committee determines is in our best interests (collectively, the “Participants”), are eligible to participate in the Omnibus Plan. There are approximately 29 directors, executives, and key employees eligible to participate in the Omnibus Plan.

Shares Subject to Award under the Omnibus Plan

There are currently 9,000,000 authorized shares of Common Stock reserved for issuance under the Omnibus Plan, of which 7,913,875 have been issued in accordance with the plan.  Subject to shareholder approval, our Board of Directors has approved an amendment which will increase the number of authorized but unissued shares of Common Stock reserved for issuance to 12,000,000. If any awards granted pursuant to the Omnibus Plan expire unexercised or are forfeited, terminated, or settled in cash in lieu of Common Stock, the shares of Common Stock theretofore subject to such awards generally are again available for awards under the Omnibus Plan. The estimated market value of the shares of Common Stock authorized for issuance under the Omnibus Plan, if amended as proposed herein, is $16,916,557 as of the Record Date.

Administration of the Omnibus Plan

The Omnibus Plan is administered by the Compensation Committee, which currently consists of three members of our Board of Directors. The Compensation Committee is authorized to interpret, construe and administer the Omnibus Plan and to adopt such rules, regulations and procedures of general application for the administration of the Omnibus Plan, as it deems appropriate. Each Participant receiving an award under the Omnibus Plan is required to enter into an agreement with us that sets forth the restrictions, terms, and conditions of the award (the “Award Agreement”). The Compensation Committee generally makes recommendations to our Board of Directors regarding the Participants, the amount and form of each award to be issued under the Omnibus Plan and the restrictions, terms and conditions of each award as the Compensation Committee deems appropriate.  The Compensation Committee is also responsible for correcting any defect or omission or reconciling any inconsistency in the Omnibus Plan or any Award Agreement.

Grant of Awards under the Omnibus Plan

Participants may receive a variety of stock options and awards under the Omnibus Plan.

Participants may purchase our Common Stock through stock options granted to them under the Omnibus Plan. An option entitles the optionee to purchase shares of Common Stock from us at the exercise price designated in the option. Two types of options, incentive stock options and non-qualified stock options, may be granted under the Omnibus Plan. The two types of options differ primarily in the tax consequences attending the exercise of an option and the disposition of the shares received upon exercise of an option.

Participants also may be granted stock appreciation rights, also known as “SARs,” independently of, or in relation to, an option. “Related SARs” are granted in relation to a particular option and can be exercised only upon the surrender to us, unexercised, of that portion of the option to which the SAR relates. The exercise of an SAR entitles the Participant to receive the excess of the “fair market value” of a share of Common Stock on the date of exercise over the exercise price of the related option.

Participants also may be awarded restricted stock (“Restricted Stock”), which is Common Stock issued with the restriction that the holder may not sell, transfer, pledge or assign such Common Stock until the terms and conditions of the award are met.

Awards under the Omnibus Plan may also be in the form of performance-based shares (“Performance Shares”), with each performance share representing such monetary amount as is recommended by the Compensation Committee and approved by the Board subject to such terms and conditions as the Compensation Committee and Board of Directors deems appropriate.

Pursuant to the Omnibus Plan, we may also award to a Participant (i) rights to receive shares of Common Stock at a future time (“Deferred Stock”) and/or (ii) shares of Common Stock in exchange for compensation that has been earned or that is to be earned by such Participant (“Stock Awards”). A Restricted Stock Award Unit (a “Unit”) is one type of Deferred Stock that the participant may be awarded pursuant to the Omnibus Plan. A Unit entitles the holder thereof to, subject to vesting and/or performance requirements, receive shares of Common Stock.

In addition to the awards discussed above, the Omnibus Plan provides for the granting of other awards of Common Stock and awards that are valued in whole or part by reference to a share of Common Stock, including convertible preferred stock, preferred stock, convertible debentures, exchangeable securities, phantom stock, and book value stock awards and options, which awards may be either alone, in addition to or in tandem with other awards permitted under the Omnibus Plan (“Other Stock-Based Awards”). The Compensation Committee may recommend for Board approval conditions, restrictions, limitations, values and other terms applicable to Other Stock-Based Awards as it determines in its discretion.

Terms and Conditions of Awards

Options. An option to purchase shares of Common Stock granted under the Omnibus Plan will either (a) qualify under Section 422 of the Code for treatment as an “incentive stock option” or (b) not qualify for treatment as an incentive stock option under Section 422 of the Code (a “non-qualified option”). An option may be granted alone or in addition to any other award under the Omnibus Plan and may be subject to a periodic vesting schedule. The Compensation Committee will recommend and the Board will approve Participants to whom options will be granted, whether an option is an incentive stock option or a non-qualified stock option, the number of shares of Common Stock subject to each grant. All options granted under the Omnibus Plan are subject to the applicable provisions of the Omnibus Plan and the applicable Award Agreement and to such other provisions as the Compensation Committee and Board of Directors may adopt.

By law, incentive stock options may only be granted to our employees. No Participant may be granted incentive stock options (under the Omnibus Plan and any other equity plan of our company) that are first exercisable in any calendar year for Common Stock having an aggregate fair market value (determined as of the date that the incentive stock option was granted) in excess of $100,000 and the limitations prescribed by Section 422(d) of the Code. The preceding annual limitation does not apply with respect to non-qualified stock options.

Subject to certain restrictions, the Compensation Committee recommends to the Board for its approval the exercise prices, expiration dates and other material conditions relating to options awarded under the Omnibus Plan. For example, the option price of an incentive stock option may not be less than the “Fair Market Value” (as such term is defined in the Omnibus Plan) on the date the option is granted.  It is our policy to set the exercise price of any option grant at the closing price of our Common Stock on the NYSE Amex on the grant date.  In addition, in the case of an incentive stock option granted to a Participant who is a “Ten Percent Shareholder” (as such term is defined below), the option price may not be less than 110% of Fair Market Value on the date the option is granted. The term of an option will be such period of time as is fixed at the time of grant subject to the following limitations: (a) the term of an incentive stock option may not exceed ten years after the date of grant and (b) the term of an incentive stock option granted to a Ten Percent Shareholder may not exceed five years. The term will be described in the applicable Award Agreement.

The Omnibus Plan expressly prohibits the repricing of stock options without the approval of shareholders.

An option may be exercised by giving written notice of exercise to us specifying the number of shares to be purchased. Such notice must be accompanied by payment in full of the exercise price in cash or if permitted by the terms of the governing Award Agreement by delivery of (a) a fully-secured, recourse promissory note or (b) shares of Common Stock already owned by the Participant.  In its discretion, the Compensation Committee and the Board also may permit Participants to simultaneously exercise an option, sell all or some of the shares of the Common Stock thereby acquired, and use the proceeds from such sale for payment of the exercise price.

Upon the termination of a Participant’s employment, vested options will remain exercisable for the period as may be specified by the Compensation Committee or in the Award Agreement.  Notwithstanding the foregoing, pursuant to the terms of the Omnibus Plan, in the event a Participant’s employment is terminated for any reason other than disability, retirement or death, the exercise period cannot exceed three months following termination and, in the event a Participant’s employment is terminated for disability or retirement, the exercise period cannot exceed one year following termination.

Stock Appreciation Rights. Awards of SARs may be made by the Compensation Committee and the Board under the Omnibus Plan in conjunction with awards of options (a “Related SAR”) or independent of any related option (an “Independent SAR”). An Independent SAR is a right to receive an amount payable either in Common Stock and/or cash equal to the appreciation in the Fair Market Value of our Common Stock for a predetermined number of shares over the period designated in the Award Agreement. The terms and conditions for such a SAR and its exercise (including, among other things, a Participant’s right to exercise the SAR upon termination) are determined by the Board upon the recommendation of the Compensation Committee and will be set out in the Award Agreement.  A Related SAR entitles the Participant to surrender the related option and receive in exchange therefor a payment in cash or shares of Common Stock having an aggregate value equal to the amount by which the Fair Market Value on the day of surrender exceeds the exercise price of the option multiplied by the number of shares acquirable under the surrendered option. A Related SAR is subject to the same terms and conditions as the related option and is vested and exercisable only if the option is vested and exercisable.

Restricted Stock. Awards under the Omnibus Plan may be in the form of Restricted Stock. Restricted Stock may be granted along or in addition to any other award under the Omnibus Plan. The Board of Directors, upon the recommendation of the Compensation Committee, shall determine the number of shares of Restricted Stock to be granted and may impose different terms and conditions on any particular grant. In consideration with each grant, the Compensation Committee shall recommend and the Board shall determine: the purchase price, if any, to be paid for the Restricted Stock, the length of the restriction period, any service or performance restrictions applicable to the Restricted Stock, the schedule pursuant to which restrictions shall lapse, and if dividends or other distributions on the Restricted Stock are to be paid currently to the Participant or for the account of the Participant, subject to certain conditions.

Performance Shares.  Awards under the Omnibus Plan may be in the form of Performance Shares, including a requirement that the Participant forfeit such Performance Shares in the event certain performance criteria are not met within a designated period of time. Performance Shares may be granted alone or in addition to any other award under the Omnibus Plan. The Board of Directors, upon the recommendation of the Compensation Committee, determines the number of Performance Shares to be granted to a Participant. The Compensation Committee may recommend and the Board may impose different terms and conditions on any particular Performance Shares granted to any Participant. Participants receiving grants of Performance Shares will only earn into and be entitled to payment in respect of such awards if we and the Participant achieve certain performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period are established by the Compensation Committee and the Board.

Deferred Stock. Awards of Deferred Stock, including Units, may be made pursuant to the Omnibus Plan. Deferred Stock awards may contain such conditions as to vesting, the purchase price (if any) payable by the Participant, forfeiture, performance goals and other terms as the Compensation Committee recommends and Board of Directors determines. Deferred Stock may be granted alone or in addition to any other award under the Omnibus Plan. In general, upon the close of the deferral period specified in the Deferred Stock Award Agreement, the vested shares of Common Stock subject to the Agreement are issued to the Participant. The remaining shares, if any, awarded will either be forfeited or will continue to be subject to the terms and conditions set by the Compensation Committee and Board of Directors, as applicable. Among the types of Deferred Stock awards that may be made under the Omnibus Plan are Units. In general, a Unit represents a right to receive one share of Common Stock once any applicable vesting or other conditions or restrictions for the unit are met. This is similar to a Restricted Stock Award, except that the underlying shares of Common Stock are not issued to the Participant until all conditions for payment have been met.

Other Stock Awards. The Omnibus Plan also provides for Stock Awards. The value of a Stock Award is determined by multiplying the number of shares awarded by the Fair Market Value of a share of Common Stock on the day of the award. The Compensation Committee and the Board may establish such conditions, restrictions and limitations on Stock Award as it determines in its sole discretion, and may cause a Stock Award at such time as the value represented thereby is to be paid to a Participant to be paid in cash or in the number of shares of Common Stock equal to such value divided by the Fair Market Value of a share on the date of payment.

Change in Control Provisions

Upon a “Change in Control”, the Compensation Committee may, in its discretion:

●	declare as immediately exercisable and fully vested any amount of the then outstanding stock options and SARs not previously exercisable and vested;

●	declare the restrictions applicable to Restricted Stock awards, Deferred Stock awards or other Stock Awards to have lapsed; and

●	provide for the payment as soon as practicable of any amount of the then outstanding Performance Shares with respect to which the applicable performance period has not been completed.

In addition, unless otherwise determined by the Compensation Committee at or after grant but prior to any Change in Control, all outstanding stock options, SARs, shares of Restricted Stock, shares of Deferred Stock, Performance Shares, Stock Awards or other stock-based awards, in each cash to the extent vested, will be cashed out, subject to certain limited exceptions, at the highest price per share of common stock (i) paid in any sale reported on a national exchange during the 60 day period preceding the date of the Change in Control or (ii) paid or offered in any bona fide transaction related to a potential or actual Change in Control at any time during the 60 day period preceding the date of the Change in Control.

Under the Omnibus Plan, a Change of Control will be deemed to occur in the event that:

●
subject to limited exceptions, any person or group acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock;

●	subject to limited exceptions, any person or group acquires (or has acquired during the preceding 12 month period) ownership of our stock possessing 30% or more of the total voting power of our stock;

●
a majority of the members of our Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board before the date of the appointment or election; or

●
any person or group (other than an affiliated entity) acquires (or has acquired during the preceding 12 month period) assets from us that have a total gross fair market value equal to or more than 90% of the total gross fair market value of all of our assets immediately before such acquisition or acquisitions.

All determinations with regards to when a change of control will be deemed to occur will be made in accordance with the Treasury Regulations promulgated pursuant to Section 409A.

Suspension, Termination and Amendment of the Omnibus Plan

The Board of Directors, upon recommendation of the Compensation Committee or otherwise, may amend or terminate the Omnibus Plan, at any time and from time to time, in such respects as the Board may deem advisable, subject to the limitations that:

●	no such termination or amendment may be effected after the date of an occurrence of a “change in control” if the result would be to impair the rights of any Participant with respect to an outstanding award made to him or her;

●	no such amendment may, without shareholder approval:

	▪	alter the group of persons eligible to be Participants;

	▪	subject to limited exceptions, materially increase the number of shares of Common Stock available for the issuance of awards under the Omnibus Plan;

	▪	extend the period during which incentive stock options may be granted under the Omnibus Plan;

	▪	eliminate the requirement that we obtain the approval of our shareholders prior to repricing any stock options;

	▪	limit or restrict the powers of the Board or the Compensation Committee with respect to the administration of the Omnibus Plan; or

	▪	modify the requirement of shareholder approval with respect to the foregoing amendments; and

●	no amendment to or discontinuance of the Omnibus Plan or any provision thereof by the Board or the shareholders shall, without the written consent of the Participant, adversely affect any award previously granted to the Participant, except for the cancellation or forfeiture of awards if the Participant is terminated for cause or competes against us or any of our subsidiaries.

Federal Income Tax Consequences

The following discussion summarizes our understanding of the more significant federal income tax consequences associated with options granted under the Omnibus Plan. The tax consequences of receipt of any award under the Omnibus Plan may vary depending upon the particular circumstances and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the Participant or for us. A Participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the Participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “Holding Period Requirement”).  We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the Participant generally must be our employee or an employee of one of our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the Holding Period Requirement, the Participant will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale).  The balance of the realized gain, if any, will be capital gain.  We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code and to certain reporting requirements.

Non-Qualified Options. The grant of a non-qualified option will not be a taxable event for the Participant or us.  Upon exercising a non-qualified option, a Participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the Participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

A Participant who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The Participant will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the Participant’s estate for estate tax purposes.

In the event a Participant transfers a non-qualified stock option to his or her ex-spouse incident to the Participant’s divorce, neither the Participant nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement).  Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of a SAR under the Omnibus Plan. Upon exercising a SAR, a Participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Restricted Stock. A Participant who is awarded Restricted Stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the Participant may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the Participant does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the Participant and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Performance Shares.  The payment of an award of Performance Shares is taxable to a Participant as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Deferred Stock.  There are no immediate tax consequences of receiving an award of Deferred Stock under the Omnibus Plan.  A Participant who is awarded Deferred Stock Units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such Participant at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Other Stock Awards.  Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Section 280(G). To the extent payments that are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.  We intend for awards granted under the plan to comply with Section 409A of the Code. To the extent a Participant would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Restrictions on Resale

Shares of Common Stock acquired by Participants pursuant to the Omnibus Plan may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. On February 23, 2005, we filed a Registration Statement on Form S-8 registering 2,799,800 shares of Common Stock underlying outstanding options granted pursuant to the Omnibus Plan and 3,200,200 shares reserved for issuance under awards to be granted pursuant to the Omnibus Plan. On August 5, 2008, we filed an additional Registration Statement on Form S-8 registering an additional 3,000,000 shares reserved for issuance under awards to be granted pursuant to the Omnibus Plan.  If the amendment to the Omnibus Plan is approved by the shareholders, we intend to file a Registration Statement on Form S-8 registering the additional 3,000,000 shares reserved for issuance under awards to be granted pursuant to the Omnibus Plan.

Awards Under the Omnibus Plan

Awards under the Omnibus Plan will be made at the discretion of our Board of Directors, upon the recommendation of the Compensation Committee. The Board of Directors and Compensation Committee has not made any decisions on the amount and type of awards that are to be made under the Omnibus Plan to our employees, directors or consultants if the plan is amended as proposed. Therefore, we cannot determine the amount and type of stock-related awards or the dollar value thereof that will in the future be received by or allocated to any participant in the Omnibus Plan.  Accordingly, in lieu of providing information regarding benefits that will be received under the Omnibus Plan if the plan is amended as proposed, the following table sets forth information concerning stock-related awards made during fiscal year 2010 under the Omnibus Plan to our named executive officers, executive officers as a group, non-employee directors as a group, and non-executive officer employees as a group. Please refer to “Compensation of the Named Executive Officers and Directors—Grants of Plan-Based Awards” for further information on these grants. This information may not be indicative of awards that will be made under the Omnibus Plan in future years.

Name and Position	Number of Options Granted in Fiscal 2010 (#)	Number of Shares of Restricted Stock Granted in Fiscal 2010 (#)	Dollar Value of 2010 Awards ($)
Michael M. Earley Chairman and Chief Executive Officer	216,800	72,300	$459,063
Jose A. Guethon, M.D. President and Chief Operating Officer	136,000	200,493	$572,678
Robert J. Sabo Chief Financial Officer	109,300	161,109	$460,197
Roberto L. Palenzuela General Counsel and Secretary	52,000	121,224	$318,342
Executive Officers as a Group (4 persons)	514,100	555,126	$1,810,280
Non-Employee Directors as a Group (6 persons)	35,934	102,012	$358,020
Non-Executive Officer Employees as a Group (29 persons)	565,500	96,700	732,929

Other Considerations

Future issuances of shares of Common Stock pursuant to the Omnibus Plan may have the effect of diluting the voting rights and could dilute equity and earnings per share of existing shareholders. In addition, the availability of additional shares of Common Stock for issuance upon exercise of options could discourage or make more difficult efforts to obtain control of our company. However, our Board of Directors’ purpose in recommending this amendment is not as an anti-takeover measure.

Our Board of Directors believes that share ownership is an important factor in attracting, retaining and motivating experienced and qualified personnel for positions of substantial responsibility and encouraging such personnel to devote their best efforts to our business and financial success.

The Board of Directors has unanimously approved the amendment of the Omnibus Plan to increase the number of shares for issuance thereunder and voted to recommend the amendment for approval to our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE OMNIBUS PLAN TO
INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted corporate governance guidelines which are available at www.metcare.com.  The Corporate Governance Guidelines are also available in print to any shareholder who requests it.  These principles were adopted by the Board to promote the effective functioning of the Board and its committees, to promote the interests of shareholders and other stakeholders of our company, and to ensure a common set of expectations as to how the Board, the committees of the Board, individual directors and management should perform their functions

Director Independence and Family Relationships

We define an “independent” director in accordance with the corporate governance rules of the NYSE Amex (the “NYSE Amex Rules”).  Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board, with the recommendation of the Governance & Nominating Committee, is responsible for affirmatively determining as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board and the Governance & Nominating Committee each review information provided by the directors with regard to each director’s business and personal activities as they may relate to the us and our management.

Our Board of Directors, upon the recommendation of the Governance & Nominating Committee, has affirmatively determined that each of the following persons, constituting a majority of our Board of Directors, are “independent” and has no relationship with us, except for serving as a member of our Board of Directors and holding our securities:  Michael Cahr, Richard A. Franco, Casey Gunnell, Arthur D. Kowaloff, Mark Stolper and John S. Watts, Jr.  The Board has further determined that each director serving on our Audit Committee, Compensation Committee and Governance & Nominating Committee is independent.

There are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Board Leadership Structure

We do not have a fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board understands that there is no single, generally accepted approach to providing Board leadership and, in light of the competitive and dynamic environment in which we operate, the appropriate Board leadership structure may vary from time to time as circumstances warrant.  The Board has the ability to appoint a new Chairman of the Board at any time.

Since April 23, 2010, Mr. Earley has served and has agreed to serve as both our Chairman and our Chief Executive Officer pursuant to the terms and conditions of an employment agreement dated April 26, 2010.  He also previously served in both roles from September 2004 through December 2009.  Our Board of Directors believes that, at this time, service in these dual roles is in the best interests of us and our shareholders.  Especially in light of the Board transition in April 2010, the Board is confident that Mr. Earley possesses the most thorough knowledge of the issues, opportunities and challenges facing us and our business and, accordingly, is the person best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees and customers.

Because the Board also believes that strong, independent board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Independent Director.  Mr. Kowaloff currently serves as the Lead Independent Director. As Lead Independent Director, he chairs formal closed sessions of the independent directors, is responsible for seeking to organize meetings of the independent directors as deemed necessary or advisable, leads Board meetings in the absence of the chairman, and works to promote open and effective communications among the independent directors and our management.

Risk Oversight

Our Board of Directors provides various forms of risk oversight. As part of this process, the Board seeks to identify, prioritize, source, manage and monitor our critical risks. To this end, our Board periodically, and at least annually, reviews the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

The Board has generally retained the primary risk oversight function and has an active role, as an entirety and also at the committee level, in overseeing management of our material risks. The Board regularly reviews information regarding our operations, strategic plans and liquidity, as well as the risks associated with each. The Audit Committee oversees management of financial and internal control risks, including our whistleblower procedures, as well as the risks associated with related party transactions. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Governance & Nominating Committee oversees the management of risks associated with the composition and independence of the Board and oversees our corporate governance policies and procedures related to risk management, including our insider trading policy, code of ethics and corporate governance guidelines. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed of and considers such risks.

Nominations for Directors and Diversity Policy

The Governance & Nominating Committee’s Charter provides that shareholder nominees to the Board will be evaluated using the same guidelines and procedures used in evaluating nominees nominated by other persons. In evaluating director nominees, the Governance & Nominating Committee considers the following factors:

●	our needs with respect to the particular talents and experience of our directors;

●
the knowledge, skills and experience of nominees, including experience in healthcare, technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●	familiarity with national and international business matters, including the industries in which we operate;

●	experience in political affairs;

●	experience with accounting rules and practices;

●	whether such person qualifies as an “audit committee financial expert” pursuant to SEC rules;

●	appreciation of the relationship of our business to the changing needs of society; and

●	whether such person provides the Board with a difference of viewpoint, professional or educational background or other similar individual qualities and attributes.

The Governance & Nominating Committee does not have a written policy with regard to the consideration of diversity in identifying director nominees.

In identifying director nominees, the Governance & Nominating Committee will first evaluate the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service shall be considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Generally, the Governance & Nominating Committee strives to assemble a Board of Directors that brings to us a variety of perspectives, backgrounds and skills derived from business and professional experience.  In doing so, the Governance & Nominating Committee also considers candidates with appropriate non-business backgrounds.  If any member of the Board does not wish to continue in service or if the Governance & Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance & Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above.  Other than the foregoing, there are no specific, minimum qualifications that the Governance & Nominating Committee believes that a Committee-recommended nominee to the Board must possess, although the Governance & Nominating Committee may also consider such other factors as it may deem are in our best interests or the best interests of our shareholders.

In its deliberations, the Governance & Nominating Committee is aware that our Board must be comprised of a majority of “independent” directors, as such term is defined by the NYSE Amex Rules, and at least one director who qualifies as an "audit committee financial expert" as defined by SEC rules.  The Governance & Nominating Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

The Governance & Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance & Nominating Committee.  Research may also be performed to identify qualified individuals.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees.  We reserve the right in the future to retain a third party search firm, if necessary.

Communication with the Board of Directors

We have a Shareholder Communication Policy for shareholders wishing to communicate with various Board committees and individual members of the Board.  Shareholders wishing to communicate with the Board, our Governance & Nominating Committee, and specified individual members of the Board can send communications to the Board and, if applicable, to the Governance & Nominating Committee or to specified individual directors in writing c/o Roberto L. Palenzuela, General Counsel and Secretary, Metropolitan Health Networks, Inc., 777 Yamato Road, Suite 510, Boca Raton, Florida 33431.  We do not screen such mail and all such letters will be forwarded to the intended recipient.

Code of Ethics

As part of our system of corporate governance, our Board of Directors has adopted a code of ethics that is specifically applicable to our Chief Executive Officer and senior financial officers. This Code of Ethics for senior financial officers, as well as our Code of Business Conduct and Ethics, applicable to all directors, officers and employees, are available on our web site at www.metcare.com. If we make substantive amendments to this Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

Director Attendance at Annual Meetings

We have adopted a formal written policy regarding attendance by members of the Board at Annual Meetings of Shareholders.  While members of our Board of Directors are not required to be present at our Annual Meetings, all members of our Board of Directors are welcome and encouraged to attend.  All of the members of our Board of Directors serving at the time of our 2009 Annual Meeting of Shareholders were able to attend the 2009 Annual Meeting of Shareholders.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Directors are expected to attend meetings of the Board and any Board committees on which they serve.  During the fiscal year ended December 31, 2010, our Board of Directors held 11 meetings and took 7 actions by unanimous written consent.  Committees of the Board held a total of 10 meetings and took 3 actions by unanimous written consent.  During 2010, none of the directors attended fewer than 75% of the aggregate of all meetings of the Board and the respective committee of the Board on which they served.

Standing Board Committees

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities:  the Audit Committee, the Compensation Committee and the Governance & Nominating Committee.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Governance & Nominating Committee.  The full text of these Committee charters are available on our website located at www.metcare.com.

The following table describes the current members of each of the Board Committees:

	Audit	Compensation	Governance & Nominating
Michael M. Earley
Michael Cahr*		Chair
Richard A. Franco, Sr.*	X	X
Casey Gunnell*	Chair		X
Arthur D. Kowaloff*			X
Mark Stolper*	X
John S. Watts, Jr.*		X	Chair

*              Independent Directors

The Audit Committee

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements and corporate accounting practices, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of our independent auditors.  The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter.

Each of Mr. Gunnell (Chairman), Mr. Franco and Mr. Stolper has served as a member of the Audit Committee since his appointment to the Board on April 23, 2010.  Our Board of Directors has determined that each member of the Audit Committee is independent pursuant to the NYSE Amex Rules.  The Board has determined that each of Mr. Gunnell and Mr. Stolper qualifies as a “financial expert” as that term is defined in rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002.  During the fiscal year ended December 31, 2010, our Audit Committee held 5 meetings.

The Compensation Committee

The Compensation Committee’s primary objectives include making recommendations to the Board regarding the compensation of our directors, executive officers, non-officer employees and consultants and administering our employee stock option plans.

Each of Mr. Cahr (Chairman), Mr. Franco and Mr. Watts has served as a member of the Compensation Committee since his appointment to the Board on April 23, 2010.  The Board has determined that each member of the Compensation Committee is independent pursuant to the NYSE Amex Rules.  During the fiscal year ended December 31, 2010, our Compensation Committee held 7 meetings and took 3 actions by unanimous written consent.

The Governance & Nominating Committee

The primary objectives of our Governance & Nominating Committee include: (1) assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Shareholders; (2) overseeing the governance of the corporation including recommending to the Board Corporate Governance Guidelines; (3) leading the Board in its annual review of the Board’s performance; and (4) recommending to the Board director nominees for each Board Committee.

The Board has determined that each member of the Governance & Nominating Committee is independent pursuant to the NYSE Amex Rules.  Each of Mr. Watts (Chairman), Mr. Gunnell and Mr. Kowaloff has served as a member of the Governance & Nominating Committee since his appointment to the Board on April 23, 2010.  During the fiscal year ended December 31, 2010, our Governance & Nominating Committee held 3 meetings.

Other Committees

In addition to our standing committees, our Board of Directors has, from time to time, authorized additional Board committees to assist the Board execute on its responsibilities.

Lead Independent Director

In May 2007, upon the recommendation of the Governance & Nominating Committee, the Board determined that it was in our best interests to appoint a Lead Independent Director, whose primary purpose is to generally coordinate the activities of the non-employee members of the Board and to promote open and effective communications among the non-employee members of the Board and our management.  In April 2010, Mr. Kowaloff was appointed to serve as Lead Independent Director for a two-year term expiring in April 2012.

Executive Sessions

Our non-employee directors meet regularly in executive sessions without management. An executive session is generally held in conjunction with each regularly scheduled Board meeting. Executive sessions are led by the Lead Independent Director.

Compensation Committee Interlocks and Insider Participation

During 2010, no member of the Compensation Committee was an executive officer of our company, and no member of the Compensation Committee have any relationships requiring disclosure under the SEC’s rules requiring disclosing of certain relations and related-party transactions.  None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a member of our Board of Directors or member of the Compensation Committee during 2010.

DIRECTOR COMPENSATION

Board Retainer Fees

Each of our non-employee directors receive an annual retainer of $45,000 and $50,000 of restricted stock.  The Lead Independent Director receives an additional annual fee of $20,000.  The Chairman of the Audit Committee receives an additional annual fee of $15,000 and the Chairmen of our Governance & Nominating Committee and Compensation Committee each receive an additional annual fee of $12,500.  Each member, other than the Chairman, of the Audit Committee receives an additional $7,500 per year.  Each member, other than the Chairmen, of the Governance & Nominating Committee and Compensation Committees receives an additional $6,250 per year.  All of the foregoing fees payable in cash are paid on a quarterly basis.

Stock and Option Awards

On April 26, 2010, in connection with each new director’s appointment to the Board, we issued to each such new director 11,978 restricted shares of our Common Stock and options to purchase 5,989 shares of our Common Stock at an exercise price equal to the closing price of our Common Stock on the NYSE Amex on the grant date, $3.04.  These restricted shares and options were issued in consideration for services to be provided by such person as a director in 2010 and the first two quarters of 2011.  The restricted shares and options were issued pursuant to our Omnibus Plan and are scheduled to vest in full on June 30, 2011.

On June 23, 2010, the Board, upon recommendation of the Compensation Committee, approved an increase in the amount of equity compensation issuable to non-employee directors from $37,500 per annum to $50,000 per annum.  In accordance with the Board’s approval, on July 19, 2010, we issued to each non-employee director an additional 5,024 restricted shares of our Common Stock for his service on the Board in 2010 and part of 2011.  The restricted shares were issued pursuant to our Omnibus Plan and are scheduled to fully vest on June 30, 2011.

Expense Reimbursement

We reimburse all directors for their expenses in connection with their activities as members of our Board of Directors.

Employee Directors

Currently, one of our directors is also an employee of our company and does not receive additional compensation for his services as a director.  We are a party to an employment agreement with Michael M. Earley as further described in the section below entitled “Executive Compensation —Employment Agreements.”

Director Summary Compensation Table

The table below summarizes the compensation we paid to non-employee directors for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Grant Date Fair Value of Awards		Total ($)
		Stock Awards ($)(1)	Option Awards ($)(1)
Casey Gunnell (2)	45,683	54,500	5,170	105,353
Mark Stolper (2)	36,202	54,500	5,170	95,872
Arthur D. Kowaloff (2)	49,131	54,500	5,170	108,801
John S. Watts, Jr. (2)	43,959	54,500	5,170	103,629
Richard A. Franco, Sr. (2)	40,512	54,500	5,170	100,182
Michael Cahr (2)	39,650	54,500	5,170	99,320
David A. Florman (3)	18,340	-	-	18,340
Martin W. Harrison, M.D. (4)	10,346	-	--	10,346
Eric Haskell, CPA (3)	29,653	-	-	29,653
Karl M. Sachs, CPA (3)	14,528	-	-	14,528
Robert E. Shields (3)	14,903	-	-	14,903
Barry T. Zeman (3)	16,653	-	-	16,653

(1)
For the stock and option awards, the amounts reported represent the aggregate grant date fair values of the shares of common stock and the option computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”).  For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see Note 15 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2010.

On April 26, 2010, we issued to each non-employee director 11,978 restricted shares of our Common Stock and options to purchase 5,989 shares of our Common Stock at an exercise price equal to the closing price of our Common Stock on the NYSE Amex on the grant date, $3.04.  The grant date fair values of the option and stock awards to each director are $5,170 and $36,413, respectively.

On July 19, 2010, we issued to each non-employee director an additional 5,024 restricted shares of our Common Stock for his service on the Board in 2010.  The grant date fair value of the stock award to each director is $18,086.

The following table presents the number of outstanding and unexercised option awards and the number of outstanding restricted stock held by each of the non-employee directors as of December 31, 2010:

Director	Number of Shares Subject to Outstanding Options	Number of Shares of Restricted Stock
Michael Cahr	5,989	17,002
Richard A. Franco, Sr.	5,989	17,002
Casey Gunnell	5,989	17,002
Arthur D. Kowaloff	5,989	17,002
Mark Stolper	5,989	17,002
John S. Watts, Jr.	5,989	17,002

(2)	Appointed as a member of our Board of Directors effective April 23, 2010.

(3)	Resigned as a member of our Board of Directors effective April 23, 2010.

(4)	Resigned as a member of our Board of Directors effective March 8, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

General Philosophy

Our executive compensation program, which is grounded in the principle of pay-for-performance, is intended to reward members of our executive team and senior management for sustained, high-level performance over the short and long term as demonstrated by measurable, company-wide performance metrics and personal contributions which are consistent with our overall growth and goals.  We compensate our senior management team through a combination of cash compensation in the form of base salary and cash incentive compensation and equity compensation awards. Our compensation program has been structured to enhance our ability to achieve our short-term and long-term strategic goals and to retain and motivate the members of our executive team and senior management to achieve such goals.

To determine compensation, we first establish a target overall compensation figure for each member of our executive team and senior management and allocate this target amount among base salary, cash incentive compensation and equity compensation awards.

For our most senior executive officers, including our “named executive officers” listed in the Summary Compensation Table, we have designed our cash incentive compensation program predominantly to reward the achievement of company-wide performance goals by tying awards to our operating income.

Board Process for Determining Compensation

Our Compensation Committee has responsibility for evaluating and administering our director and executive officer compensation plans and making recommendations to our Board of Directors with respect thereto, including with respect to the compensation of our Chief Executive Officer. The Compensation Committee is also responsible for annually reviewing and making recommendations to the Board with respect to the compensation, including individual base salaries, cash incentives and equity compensation grants of the other named executive officers.  Pursuant to its charter, the Compensation Committee can delegate the foregoing responsibilities when it deems appropriate, and has not delegated such responsibilities to the Chief Executive Officer or other individuals.  In recommending compensation for the named executive officers, the Compensation Committee consults with the Chief Executive Officer and when it deems appropriate, other appropriate advisors.

Use of Compensation Consultants

Pursuant to its charter, the Compensation Committee has the authority to retain any compensation consultant to assist the Compensation Committee in its evaluation of compensation for our Board of Directors and/or senior executive officers.  In accordance with this authority, in 2009, the Compensation Committee selected and directly engaged Towers Watson, formerly known as Watson Wyatt (“Watson”).  At the request of the Compensation Committee, Watson provided a report addressing the competitiveness of our then current executive compensation programs (including base salaries, short and long-term incentives and total direct compensation) in light of the current market, director compensation and other areas of interest of the Compensation Committee such as “clawback” policies (the “Watson Report”).  In the Watson Report, Watson concluded that (i) the total compensation and compensation mix paid to our named executive officers are generally in line with the market, (ii) the base salary of our Chief Executive Officer continues to be lower than the market, although the gap has been narrowed significantly in recent years, and (iii) annual and long-term incentive levels for the named executive officers are comparable to the market.  Based on its observations, Watson made the following recommendations with respect to our executive compensation:  (i) to review CEO salary as compared to the market and adjust as appropriate and to consider merit increases in other executive officers’ salaries in line with the market and based on performance; (ii) to continue to make a long term incentive grant every year; (iii) to periodically monitor the market to ensure continued alignment with the market; (iv) to consider a longer average period (180 days) for determining the share price for allocation of equity compensation; (v) to consider adopting a clawback provision; and (vi) to grant salary increases of approximately 2.8% if business conditions permit.  In 2010, a representative from Watson attended meetings of the Compensation Committee. Watson has not been engaged by us for any services other than in support of the Compensation Committee.

In October 2010, the Compensation Committee selected and directly retained Mercer, LLC (“Mercer”) as its compensation consultant for 2011.  Services provided by the consultant have included evaluating our annual compensation program for our named executive officers based on market comparables, and providing an overview of regulatory developments relating to executive compensation and a summary of risk factors with respect to our executive compensation program. Mercer has provided general observations on our compensation programs for the named executive officers and made following recommendations: (i) to consider adjustments to the Chief Executive Officer’s base salary and consider a normal merit increase of 2.5% to 3.0% for other executive officers’ base salary, (ii) to continue to make annual grants of long-term incentives and (iii) to periodically monitor the market to ensure continued alignment with the peer companies.   Mercer has not provided any other services to us.  To assist the Compensation Committee’s review of Mercer’s analysis and its decision regarding changes to our current executive compensation program, our Chief Executive Officer has provided the Compensation Committee with an overview of the our historical executive compensation and his recommendations for executive compensation for 2011.  The Compensation Committee has fully discussed the  recommendations of our Chief Executive Officer and the report provided by Mercer in determining compensation for our named executive officers for 2011.

Use of Employment Agreements

We believe that employment agreements provide us with a mechanism to assist in the  retention of our executive officers and provide us with competitive protections through provisions restricting these officers, for a period of time, from commencing employment with a competitor within our service area or soliciting our employees or customers.  We believe these agreements provide our officers with security upon their termination without cause or upon a change of control of our company.  We are a party to employment agreements with Michael M. Earley, our Chairman and Chief Executive Officer, Dr. Jose Guethon, our President and Chief Operating Officer, Robert J. Sabo, our Chief Financial Officer, and Roberto L. Palenzuela, our General Counsel and Secretary (collectively, the “NEO Employment Agreements”), each of which is further described below.

Between December 7, 2009 and April 23, 2010, Mr. Earley ceased to serve as our Chairman of the Board.  During such period, we entered into an amended and restated employment agreement with Mr. Earley, effective as of December 4, 2009, and commenced the process of searching for a new Chief Executive Officer. Pursuant to the amended agreement, Mr. Earley agreed to serve as Chief Executive Officer until the earlier of March 31, 2010 or the engagement of his successor.  In the event a successor Chief Executive Officer was engaged prior to the March 31, 2010, Mr. Earley agreed to provide certain consulting services to the Company through March 31, 2010 to assist in the executive transition process.  The 2009 Amended Employment Agreement was intended to retain the services of Mr. Earley in the short term.  On April 26, 2010, Mr. Earley was appointed Chairman of the Board and entered into an amended and restated employment agreement (the “2010 Amended Employment Agreement”), which agreement is designed to serve as a long term incentive compensation arrangement like the other NEO Employment Agreements.

2010 Compensation as Compared to 2009 Compensation

With the exception of increasing the base salary of each of our named executive officers by a few percentages, there proved to be no material changes to our 2010 compensation program relative to our 2009 compensation program.

Factors Considered in Determining Executive Compensation

The Compensation Committee considers a variety of factors in coming to decisions regarding compensation for the named executive officers. Competitive market information is an important consideration, but not the only one.

Market competitiveness. In making determinations regarding 2010 executive compensation, the Compensation Committee relied, in part, upon information regarding competitive market pay information and compensation structures provided by Watson to the Committee in September 2009.  As part of its study, Watson compared the compensation paid in 2009 to our named executive officers to the compensation paid by a peer group with similar revenues (approximately $320 million) in the healthcare industry (the “Peer Group”).  The Peer Group includes:

● Allied Healthcare International Inc.	● Almost Family Inc.	● America Service Group Inc.
● Continucare Corp.	● Healthtronics Inc.	● Healthways Inc.
● Hooper Holmes Inc.	● Integramed America Inc.	● National Dentex Corp.
● Nighthawk Radiology Holdings	● Novamed Inc.	● Prospect Medical Holdings Inc.
● Techne Corp	● Thoratec Corp	● U.S. Physical Therapy Inc.

For each named executive officer, Watson provided the Committee with information as to whether the base salary, target cash bonus and equity incentive compensation to the subject named executive officer in 2009 was at, above or below market as compared to the Peer Group.

In setting compensation levels for the named executive officers for 2010, the Compensation Committee sought to provide target compensation—in the aggregate, and generally for each element—that was competitive, and therefore approximated the 50th percentile (or the market median) for comparable positions in the Peer Group.  Individual compensation may be more or less than the median compensation amount when warranted by individual or corporate performance.

Our executive compensation policies are generally applied in the same manner to all of the named executive officers, although the Chief Executive Officer’s compensation package is designed to incorporate a more significant performance based component than our other named executive officers.  The comparison to the market median is done on a position by position basis and takes into account the relative responsibilities and authority of each named executive officer. The differences in amounts of compensation for each named executive officer reflect the significant differences in the scope of responsibilities and authority attributed to their respective positions.

Performance.  Our policy is to provide our executive officers with compensation opportunities that are based upon their individual performance, the performance of our company and their contribution to that performance. The Compensation Committee considers these performance factors when approving adjustments to the compensation of the named executive officers.

Mix of current and long-term compensation.  Because the successful operation of our business requires a long-term approach, one of the important components of the program is long-term compensation by means of long-term incentives. The Compensation Committee believes that the incorporation of a long-term compensation element assists in the alignment of the named executive officers’ interests with the economic interests of our shareholders.

Impact and mix of cash vs. non-cash compensation.  The Compensation Committee considers both the cost and the motivational value of the various components of compensation. The Compensation Committee has determined that current compensation—base salary and annual bonuses—should be delivered in cash, but that long-term incentive compensation should include stock-based compensation so that the long-term financial rewards available to the named executive officers are linked to increases in our value over the long-term. The Compensation Committee believes that this also aligns the named executive officers’ interests with the economic interests of our shareholders.

The Elements of Our Executive Compensation Program

The elements of our executive compensation program are as follows:

●	cash compensation in the form of base salary;

●	cash compensation in the form of incentive compensation (i.e. performance-based bonuses); and

●	equity-based awards.

In addition, as discussed above, the NEO Employment Agreements provide for potential payments upon termination of employment for a variety of reasons, including a change in control of our Company.  Each of these elements is discussed below.

Pursuant to our executive compensation program for fiscal 2010, the allocation of compensation among base salary, target performance-based bonus and equity-based awards was relatively consistent among our named executive officers, other than our Chief Executive Officer, with base salary generally comprising between 25% and 29% of the named executive officer’s total compensation package for 2010, the target bonus generally comprising between 29% and 32% of a named executive officer’s total compensation package for 2010 and equity awards generally comprising between 40% and 42% of a named executive officer’s total compensation package for 2010.

The Chief Executive Officer’s compensation package for 2010 had a more significant performance based component than our other named executive officers, with base salary comprising only 25% of his total compensation package while target bonus and equity awards comprised 44% and 30%, respectively, of his total compensation package.

In allocating executive compensation among these elements, we believe that, in light of their significant ability to influence our performance, the compensation of our senior-most management team and, most especially, our Chief Executive Officer should have a large performance based component.

Base Salaries

We include base salary as part of executive compensation because we want to provide our executive officers with a level of assured cash compensation that facilitates an appropriate lifestyle in light of their professional status and accomplishments.  In accordance with our Compensation Policy, base salaries are set at levels which are intended to produce the highest value for us at an appropriate cost, reflect the individual’s responsibilities, tenure and past performance and be competitive with the Peer Group.

Each named executive officer’s employment agreement specifies a minimum level of base salary.  Our Board of Directors, however, may, in its discretion, set each executive’s salary at any higher level that it deems appropriate. Accordingly, during the fourth calendar quarter of each year, the Compensation Committee generally evaluates and recommends the base salaries for our named executive officers.  Changes in each officer’s base salary on an annual basis depend upon the Compensation Committee’s and the Board’s assessment of Company and individual performance as well as an assessment of the competitiveness of the officer’s base salary to companies included in the Peer Group.  For 2010, the Compensation Committee set each named executive officer’s base salary as follows:

Name	2010 Base Salary
Michel M. Earley	$386,250
Jose A. Guethon, M.D.	$346,080
Robert J. Sabo	$278,100
Roberto L. Palenzuela	$231,750

For 2010, the median base salaries and total compensation paid by companies in the Peer Group were the starting point of the analysis of base salary for each of the named executive officers.  However, the Compensation Committee also analyzed a number of other factors in determining appropriate salary levels, including, but not limited to:

●	the relative experience and skills of the subject officer;

●	the importance of the particular position to us;

●	the level of responsibilities assigned to the subject officer;

●	the difficulty in replacing the executive;

●	the subject officer’s historical performance in light of the Corporate Objectives;

●	our operating performance to date during his tenure with us;

●	internal alignment considerations; and

●	inflation.

As described further below, target cash incentive compensation and equity awards are generally set as a percentage of each named executive officer’s base salary.

The relative weight applied to each of the foregoing factors varied with each position and individual and was within the sole discretion of the Compensation Committee. Decisions regarding the individual performance factors identified above and used by the Compensation Committee in making base salary decisions for each named executive officer, other than the CEO, were based on the Compensation Committee’s review of the Chief Executive Officer’s evaluation of the officer’s individual performance for the prior year. Decisions regarding the individual performance factors identified above and used in making base salary decisions for the Chief Executive Officer were based on the Board’s review of the CEO’s individual performance for the prior year.

Cash Incentive Compensation

Our executive bonus plan is a performance-based cash incentive plan designed to promote our interests and the interests of our shareholders by providing employees with financial rewards upon achievement of specified business objectives, as well as helping us attract and retain key employees.  Under this plan, additional cash is payable to our named executive officers based upon the degree that the performance goals recommended by the Compensation Committee and approved by the Board are met.  The amount of cash incentive compensation earned by our named executive officers in 2010 is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2010 Summary Compensation Table.  These amounts were paid in March 2011 and were included in our results of operations for the year ended December 31, 2010.

During October and November of each calendar year, our Chief Executive Officer develops or causes to be developed recommendations to the Compensation Committee regarding the general structure, performance objectives and amounts of cash incentive compensation to be utilized for the cash incentive plan for the following year.  Based on the review of the recommendations from the Chief Executive Officer, the Compensation Committee assigns the named executive officers a competitive incentive target for each year under our executive bonus plan.  The target incentive is expressed as a percentage of the participant’s annual base salary as of the end of the year and is designed by the Compensation Committee to be indicative of the incentive payment that each participant would expect to receive on the basis of our strong performance and the strong individual performance by our senior vice presidents and vice presidents reporting to our named executive officers.  The Compensation Committee set 2010 target incentives (“Target Bonus”) for each of the named executive officers at the percentage of base salary as set forth below:

Name	Percentage of Base Salary at Target
Michel M. Earley	70%
Jose A. Guethon, M.D	50%
Robert J. Sabo	50%
Roberto L. Palenzuela	40%

For each named executive officer, the Target Bonus percentage for 2010 was the same as the target bonus percentage for 2009.

Depending on our income before income taxes in 2010, actual cash incentive compensation payable under our executive bonus plan to each named executive officer could have been as low as zero or as high as 175% of the base salary of the named executive officer.

In 2010, for our named executive officers to be eligible to receive the full Target Bonus under our executive bonus plan, our consolidated year-end income before income taxes for 2010 was required to equal or exceed $17.9 million (the “Target Goal”), which was 100% of our budgeted consolidated year-end income before income taxes.  For our named executive officers to be eligible to receive any bonus under the executive bonus plan, our consolidated year end income before income taxes for 2010 was required to equal or exceed $14.4 million (the “Threshold Goal”), which was 80% of Target Goal.  Our 2010 consolidated year-end income before income taxes was approximately $41.6 million.  Accordingly, each of our named executive officers were eligible to receive annual incentive compensation equal to between 100% and 175% of his 2010 base salary as set forth in the Summary Compensation Table.  Bonuses under the plan were paid in March 2011.

Equity Compensation

Prior to 2007, the primary form of equity compensation that we had awarded consisted of non-qualified stock options, which we believe provided a strong motivation to our executives to continue to seek growth in our business.  In 2007, we began utilizing restricted stock grants in addition to option grants.  Grants of restricted stock are increasingly becoming a trend in our industry and we believe that this type of award provides an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution of our shareholders.

Each year, the Compensation Committee assigns each named executive officer a competitive equity incentive dollar amount expressed as a percentage of the participant’s annual base salary for the subject year.  In setting this percentage, in addition to competitive market information, the Compensation Committee considers our operating results and performance, individual performance against the individual’s objectives, as well as the allocation of overall share usage attributed to executives and the total number of shares issued in the grant relative to our outstanding shares.  We do not place particular emphasis on any one factor but rather analyze the appropriateness of rewarding equity compensation in light of each of these considerations.

The Compensation Committee set 2010 equity incentives for each of the named executive officers at the percentage of base salary as set forth below:

Name	Percentage of Base Salary
Michel M. Earley	100%
Jose A. Guethon, M.D	70%
Robert J. Sabo	70%
Roberto L. Palenzuela	40%

For each named executive officer, the equity award percentage for 2010 was same as the equity award percentage for 2009.

Equity awards for any year have historically been issued to the named executive officers in February of the subject year and are generally paid approximately 60% in stock options and approximately 40% in restricted shares of Common Stock.  See “Grants of Plan Based Awards” for information as to the total number of stock options and restricted shares of Common Stock granted to our named executive officers in 2010.  Based on a report prepared by the Mercer and the equity compensation policies of other public companies as observed by various members of the Compensation Committee, the Compensation Committee recommended to our Board of Directors that the relative percentage of each Equity Award paid in restricted shares relative to stock options should be changed from 40%:60% to 60%:40%. The Compensation Committee believes such equity compensation structure better reflects current equity compensation trends and assists us to provide an overall mix of compensation and compensation incentives that are viewed to be in the best interest of our company.

Options and restricted stock are generally granted pursuant to our Omnibus Plan.  Both our stock options and restricted stock granted to our employees generally vest ratably on an annual basis over a four year service period and expire after a ten year term.  The exercise price for option grants is based on the closing price of our Common Stock on the NYSE Amex on the grant date. Stock options only have compensatory value if the market price of the Common Stock increases after the grant date.

Severance Benefits and Change in Control Payments

Pursuant to our NEO Employment Agreements, our named executive officers are entitled to receive certain severance payments upon their death, disability, termination without cause, resignation for good reason and upon a change in control of our company.  These benefits are designed to promote stability and continuity of senior management as well as to recognize the potential difficulty for such individuals to locate comparable employment within a short period of time.  Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change-In-Control.”

Retirement Plan

The Metropolitan Health Networks 401(k) Plan (the “401(k) Plan”) is a tax qualified employee savings and retirement plan covering our eligible employees, including our named executive officers.  At our discretion, we may make a matching contribution and a non-elective contribution to the 401(k) Plan.  The rights of the participants in the 401(k) Plan to our contributions do not fully vest until such time as the participant has been employed by us for three years.  In 2010, we made matching contributions to our named executive officers.

“Clawback” policy

Effective January 2010, our Board of Directors adopted a policy regarding the recoupment of equity compensation and grants of cash bonuses or other cash incentive compensation.  This policy applies to all grants (subsequent to the date of adoption of such policy) to directors, executive officers and employees of our company and any of our wholly-owned subsidiaries.  Under the policy, if we are required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the U.S. federal securities laws, as a result of an applicable person’s intentional misconduct or gross negligence (as determined by all disinterested members of the Board), such applicable person will be required to (i) forfeit any equity awards granted during the three month period prior to and the nine month period following the first public issuance or filing with the SEC of the financial document embodying the financial report requiring restatement; (ii) pay us any profits realized from the sale of shares subject to and/or underlying such equity awards during the applicable period; (iii) pay us the aggregate value of any shares underlying such equity awards that were transferred other than for value during the applicable period; (iv) with respect to any stock acquired upon the exercise of options and not otherwise sold or transferred during the applicable period, pay us the difference between the exercise price paid and the aggregate value of the shares; and/or (v) reimburse us for any cash bonus or other cash incentive award granted during the applicable period.

Perquisites and Other Benefits

We provide our named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain talented employees for key positions. We periodically review the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are each provided automobile allowances and mobile phone allowances. We believe these allowances enable our executives to be available to customers and employees at all times.

The named executive officers also participate in our medical, dental and life insurance plans to the same extent as our other employees. Upon relocation, key executive officers may receive, at the discretion of the Board, a relocation allowance in amounts individually negotiated at the time of relocation.

Stock Ownership Guidelines

In 2007, our Board of Directors adopted stock ownership guidelines for our senior executives, including our named executive officers, and for non-employee members of our Board of Directors. The Compensation Committee monitors progress under these guidelines annually.  Although we expect each senior executive and director to make annual progress towards his or her target, each senior executive and non-employee member of our Board of Directors will have five years from the earlier of (a) the date he or she becomes a senior executive or non-employee director and (b) the date the guidelines were adopted to meet his or her target. If an executive is promoted and the target is increased, an additional five-year period will be provided to meet the increase in the target attributable to the promotion. Targets for our executives increase with rank in the organization and are based upon multiples of base salary.  Shares counted toward the guidelines include:

●	shares of Common Stock owned outright by the senior executive or director or his or her immediate family members residing in the same household;

●	shares of Common Stock owned jointly by the senior executive or director with a spouse or children;

●	shares of Common Stock held in trust for the benefit of the senior executive or director;

●	restricted shares of Common Stock owned by the senior executive or director, whether or not vested;

●	shares of Common Stock held in our 401(k) Retirement Savings Plan for the benefit of the executive or director; and

●	shares of Common Stock acquired by the senior executive or director upon stock option exercises.

Material Changes since December 31, 2010

As described more fully under the heading “Use of Compensation Consultants,” based on the recommendation of Mercer, the Company’s 2011 compensation consultant, and our Chief Executive Officer, our Compensation Committee has recommended to the Board and the Board has adopted the following compensation programs for our named executive officers for 2011:

2011 Long Term Incentive Award Program

On February 28, 2011, our Board of Directors, based upon the recommendation of the Compensation Committee, approved the terms and conditions of our 2011 Long Term Incentive Award Program (the “2011 LTI Program”). The 2011 LTI Program grants, pursuant to the general terms and conditions of Omnibus Plan, varying amounts of stock options and restricted shares of Common Stock (the “Equity Award”) to various executives and employees (the “Plan Participants”).

Each year, the Compensation Committee assigns each of the Plan Participants an equity incentive award amount expressed as a percentage of the participant’s annual base salary for the subject year (the “Equity Percentage”). In setting this Equity Percentage for executives, in addition to competitive market information, the Compensation Committee considers our operating results and performance, the individual executive’s performance against the individual’s objectives, the percentage of overall share usage attributed to executives and the total number of shares subject to grants relative to our equity capital structure. The Compensation Committee does not place particular emphasis on any one factor but rather analyzes the appropriateness of awarding long term equity compensation in light of all of these considerations. The table below sets forth the 2011 Equity Percentage for our named executive officers.

Name and Title	Equity Percentage for 2011
Michael M. Earley Chief Executive Officer	100%
Roberto J. Sabo Chief Financial Officer	80%
Jose A. Guethon, M.D. Chief Operating Officer	80%
Roberto L. Palenzuela General Counsel	50%

Pursuant to the 2011 LTI Program, the Equity Award was paid to the executive officers referenced above in February 2011 and paid approximately 40% in stock options and approximately 60% in restricted shares of Common Stock.  The stock price used to calculate the Equity Award of each executive officer is the average closing price of our Common Stock for the 30 trading days immediately preceding February 1 (the “Market Price”).  Based on a report prepared by Mercer and the equity compensation policies of other public companies as observed by various members of the Compensation Committee, the Compensation Committee recommended to our Board of Directors that the relative percentage of each Equity Award paid in restricted shares relative to stock options should be changed from 40%:60% to 60%:40%. The Compensation Committee believes such equity compensation structure better reflects current equity compensation trends and assists us to provide an overall mix of compensation and compensation incentives that are viewed to be in our best interest.

Restricted shares are valued at 100% of the Market Price and stock options are valued at 33% of the Market Price. Both forms of award generally vest ratably on an annual basis over a four year service period and expire after a ten year term. The exercise price for option grants is based on the closing price of our Common Stock on the NYSE Amex on the grant date.

2011 Base Salaries

On February 7, 2011, our Board of Directors, upon the recommendation of the Compensation Committee, fixed the 2011 base salaries of our named executive officers, as set forth below:

Name and Title	2011 Base Salary	Percentage Increase Over 2010 Base Salary
Jose A. Guethon, M.D. President and Chief Operating Officer	$371,000	7.20%
Michael M. Earley Chief Executive Officer	$405,000	4.85%
Roberto J. Sabo Chief Financial Officer	$288,000	3.60%
Roberto L. Palenzuela General Counsel and Secretary	$240,000	3.56%

2011 Cash Incentive Compensation Plan

On February 7, 2011, upon the recommendation of the Compensation Committee, the Board established the target bonus amounts and the performance criteria applicable to our 2011 bonus plan for certain executive officers and key management employees (the “Bonus Plan”).

Each of the named executive officers is eligible to participate in the Bonus Plan subject to his employment with our company as of December 31, 2011.

The Bonus Plan focuses not only on our earnings, but also on achievement of other goals and objectives of our company.  Under the Bonus Plan, the goals and objectives are framed in the following five pillars:  People, Service, Quality, Finance and Growth. For each of the named executive officers, each goal and objective is weighted and the cumulative weighting of the goals and objectives within each pillar are indicated below:

Pillar	Weighting Percentage
People	5%
Service	10%
Quality	10%
Finance	50%
Growth	20%

The foregoing percentages add up to a total of 95%, with the remaining 5% being reserved for the Chief Executive Officer’s recommendation and the Compensation Committee’s consideration.

Pursuant to the Bonus Plan, each goal and objective is scored on a scale of 1-to-5 (with 3 being the target goal).

The Finance pillar is the pillar with the highest weighted percentage and the sole performance goal within such pillar is our income before income taxes for the year ending December 31, 2011 (“2011 IBIT”).

To score the results for a named executive officer, the points earned for each goal are multiplied by the weighting percentage for that goal.  The resulting numbers are added together for all of the goals, producing a number between 0 and 5.  The bonus earned is then calculated based on the following scale:

Score	Percent of Target Bonus
1	0%
2	30%
3	100%
4	150%
5	200%

For any bonus to be paid to a named executive officer under the Bonus Plan, such named executive officer must score a number higher than a “1” (the “Threshold Goal”).  Provided the Threshold Goal is satisfied, the named executive officer shall receive some level of bonus.

Each of the named executive officers is entitled to receive a bonus (the “Target Bonus”) equal to the percentage of their respective base salary set forth below.

Title	Percentage of Base Salary at Target
Chief Executive Officer	70%
Chief Financial Officer	50%
President and Chief Operating Officer	50%
General Counsel	40%

Bonus percentages are scaled ratably between whole digit scores.  By way of example, if the Chief Financial Officer scores a combined 3.18 for all goals, the total percentage of the Target Bonus would be 100% plus 9% (.18 times 150-100 = 9) or 109%.  The bonus award would be 109% of the Target Bonus, which in the case of the Chief Financial Officer is 50% of his salary.

Bonuses under the Bonus Plan are anticipated to be paid once we complete the audit of our financial statements for the fiscal year ending December 31, 2011.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Michael Cahr, Chairman
Richard A. Franco, Sr.
John S. Watts, Jr.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Michael M. Earley	2010	386,250	219,792	239,270	675,938	21,048	1,542,298
Chairman & Chief Executive Officer	2009	375,000	163,296	175,317	181,725	34,143	929,481
	2008	375,000	148,533	163,783	277,773	25,067	990,156

Jose A. Guethon	2010	346,080	454,802	117,878	432,600	16,037	1,367,397
President and Chief Operating Officer	2009	336,000	102,384	109,979	116,304	15,987	680,654
	2008	320,000	88,704	97,863	169,309	16,851	692,727

Robert J. Sabo	2010	278,100	365,462	94,735	347,625	18,890	1,104,812
Chief Financial Officer	2009	270,000	82,296	88,354	93,459	22,005	556,114
	2008	270,000	121,044	82,571	142,855	22,165	638,635

Roberto L. Palenzuela	2010	231,750	273,272	45,071	231,750	25,187	807,030
General Counsel & Secretary	2009	225,000	39,204	42,090	62,306	28,022	396,622
	2008	225,000	35,574	39,332	95,237	17,701	412,844

(1)
The amounts reported represent the aggregate grant date fair values of the shares of common stock and the options computed in accordance with ASC Topic 718.  For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see Note 15 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2010.  The 2008 award values have been recalculated from amounts shown in prior Proxy Statements to reflect their grant date fair values, as required by SEC rules effective for 2010. Further information regarding the 2010 awards is included in the “2010 Grants of Plan-Based Awards” and “2010 Outstanding Equity Awards at Fiscal Year-End” tables later in this Proxy Statement.

(2)	“All Other Compensation” in each of 2010, 2009 and 2008 for each of the named executive officers is comprised of the following components:

Fiscal Year 2010:

	Automobile Allowance ($)	Cellular Phone Allowance ($)	Long-Tem Disability/Life Insurance Premiums ($)	401(k) Matching Amounts ($)	Payout of Accrued Vacation ($)	Total ($)
Michael M. Earley	9,574	3,000	1,124	7,350	-	21,048
Jose A. Guethon	6,363	1,200	1,124	7,350	-	16,037
Robert J. Sabo	9,600	816	1,124	7,350	-	18,890
Roberto L. Palenzuela	6,600	1,200	1,124	7,350	8,913	25,187

Fiscal Year 2009:

	Automobile Allowance ($)	Cellular Phone Allowance ($)	Long-Tem Disability/Life Insurance Premiums ($)	401(k) Matching Amounts ($)	Payout of Accrued Vacation ($)	Total ($)
Michael M. Earley	10,200	3,000	1,155	8,250	11,538	34,143
Jose A. Guethon	6,600	1,200	1,155	7,032	—	15,987
Robert J. Sabo	9,600	3,000	1,155	8,250	—	22,005
Roberto L. Palenzuela	6,600	1,200	1,155	8,250	10,817	28,022

Fiscal Year 2008:

	Automobile Allowance ($)	Cellular Phone Allowance ($)	Long-Tem Disability/Life Insurance Premiums ($)	401(k) Matching Amounts ($)	Total ($)
Michael M. Earley	10,200	3,000	2,151	9,716	25,067
Jose A. Guethon	6,600	1,200	2,151	6,900	16,851
Robert J. Sabo	9,600	3,000	2,151	7,414	22,165
Roberto L. Palenzuela	6,600	1,200	2,151	7,750	17,701

Grants of Plan Based Awards

The table below summarizes awards granted under our executive bonus plan and equity based awards to our named executive officers in 2010.

2010 Grants of Plan Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan (1)			All Other Stock	All Other Option	Exercise Price	Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Shares of Stock (#)(2)	Awards: Number of Securities Underlying Options (#)(3)	of Option Awards ($/sh)	Fair Value of Stock and Option Awards ($)(4)
Michael M. Earley	4/26/2010	$135,188	$270,375	$675,938	72,300	216,800	$3.04	$459,063

Jose A. Guethon	1/26/2010	$86,520	$173,040	$432,600	155,193	-	-	$346,080
	2/24/2010	-	-	-	45,300	136,000	$2.40	$226,598

Robert J. Sabo	1/26/2010	$69,525	$139,050	$347,625	124,709	-	-	$278,101
	2/24/2010	-	-	-	36,400	109,300	$2.40	$182,096

Roberto L. Palenzuela	1/26/2010	$46,350	$92,700	231,750	103,924	-	-	$231,751
	2/24/2010	-	-	-	17,300	52,000	$2.40	$86,591

(1)
The amounts set forth in these columns reflect the annual cash incentive compensation amounts that potentially could have been earned during 2010 based upon the achievement of performance goals under our Executive Bonus Plan. The amounts of annual cash incentive compensation earned in 2010 by our named executives under our Executive Bonus Plan have been determined and were paid in March 2011.  The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the 2010 Summary Compensation Table.

(2)
Each of the restricted stock awards granted to January 26, 2010, February 24, 2010 and April 26, 2010, and listed in this column vested or are scheduled to vest annually in four equal installments beginning on January 26, 2011, February 24, 2011 and February 24, 2011, respectively.

(3)	Each of the option awards listed in this column vested or are scheduled to vest in four equal installments on February 24, 2011, February 24, 2012, February 24, 2013 and February 24, 2014.

(4)
Reflects the grant date fair values for the restricted shares and options issued during the applicable year computed in accordance with FASB ASC Topic 718.  The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 15 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2010.

Base Salaries

Base salaries paid to our named executive officers are set forth in the 2010 Summary Compensation Table.  For 2010, base salaries paid to our named executive officers accounted for the following percentages of their total compensation: Mr. Earley (25.04%), Dr. Guethon (25.31%), Mr. Sabo (25.17%) and Mr. Palenzuela (28.72%).

Non-equity Incentive Plan Compensation

The non-equity incentive plan compensation set forth in the tables above reflects annual cash incentive compensation under our executive bonus plan.  Annual cash incentive compensation is earned based upon a formula that takes into account our attainment of certain performance goals and the achievement by vice presidents and senior vice presidents of certain individual objectives. The components of the executive bonus plan are discussed in greater detail under the heading “Compensation Discussion & Analysis.”

Amounts paid to our named executives under the executive bonus plan are set forth in the 2010 Summary Compensation Table.  For 2010, payments pursuant to the executive bonus plan to our named executives officers accounted for the following percentages of their total compensation: Mr. Earley (43.83%), Dr. Guethon (31.64%), Mr. Sabo (31.46%) and Mr. Palenzuela (28.72%).

Restricted Stock

We grant restricted stock pursuant to our Omnibus Plan.  Our restricted stock grants generally vest at the rate of one-fourth per year.  Restricted stock is not transferable other than by will or the laws of descent and distribution.

Stock Options

We grant stock options pursuant to our Omnibus Plan. The option exercise price is equal to the closing price of our Common Stock on the NYSE Amex on the grant date.  Our stock option grants generally vest at the rate of one-fourth per year and have a term of ten years.  Stock options are not transferable other than by will or the laws of descent and distribution.

Employment Agreements

We are party to an amended and restated employment agreement, effective as of April 26, 2010 (the “2010 Amended Employment Agreement”), with Mr. Earley, our Chairman of the Board and Chief Executive Officer.  We are also a party to an employment agreement, effective as of November 16, 2006, as amended effective December 22, 2008, with Mr. Sabo, our Chief Financial Officer, and an amended and restated employment agreement, effective as of January 3, 2005, as amended effective December 22, 2008, with Mr. Palenzuela.  Dr. Guethon, our President and Chief Operating Officer, entered into an into an employment agreement with Metcare of Florida, Inc., our wholly-owned subsidiary, which agreement was amended effective December 22, 2008.  The foregoing employment agreements, together with the 2010 Amended Employment Agreement with Mr. Earley, are collectively referred to herein as the “NEO Employment Agreements.”

Each of the NEO Employment Agreements has an initial term of one year and is automatically renewable for successive one-year terms, unless terminated in accordance with the terms of the respective NEO Employment Agreements.  Each of the NEO Employment Agreements provides for an annual base salary to be reviewed annually, and our Board of Directors may, in its sole discretion, increase a named executive officer’s salary and award bonuses and options at any time.  The employment agreements with Mr. Earley and Mr. Sabo provide for an automobile allowance in the amount of $850 and $800 per month, respectively, a telephone allowance in the amount of $250 per month, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses.  The employment agreement with Mr. Palenzuela provides for an automobile allowance in the amount of $550 per month, a telephone allowance in the amount of $100 per month, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses.  The employment agreement with Dr. Guethon provides for a telephone allowance in the amount of $100 per month, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses.

The NEO Employment Agreements also contain non-disclosure, non-solicitation and non-compete restrictions.  The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of termination of a named executive officer’s employment with us.  Either party to the respective NEO Employment Agreements may terminate the applicable named executive officer’s employment with us at any time.

In the event that any one of Mr. Earley, Dr. Guethon, Mr. Sabo or Mr. Palenzuela (i) is terminated by us without cause, (ii) dies or becomes disabled, (iii) terminates his or her employment because he or she has been assigned duties inconsistent with his or her position or because his or her duties and responsibilities have been diminished or because of our breach of the agreement or because he or she has been reassigned to a location outside of the area for which he or she was hired, he or she will be entitled to reimbursement of all unreimbursed expenses incurred prior to the date of termination, payment of unused vacation days and payment of his or her then annual base salary and benefits for a period of one year following the termination.

If there is a change of control of our company (as such term is defined in the agreements), each of Mr. Earley, Dr. Guethon, Mr. Sabo and Mr. Palenzuela will be entitled to reimbursement of all unreimbursed expenses incurred prior to the date of termination, payment of unused vacation days, a single lump sum payment of an amount equal to his or her then annual base salary plus bonuses payable, the value of annual fringe benefits paid to him or her in the year preceding the year of termination, and the value of the portion of his or her benefits under any deferred compensation plan which are forfeited for reason of the termination.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers under the heading “Compensation Discussion & Analysis.”

Outstanding Equity Awards at Fiscal Year End

2010 Outstanding Equity Awards at Fiscal Year-End

OPTION AWARDS	STOCK AWARDS
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Yet Vested (20)
Name	Exercisable (#)	Unexercisable (#)
Michael M. Earley	400,000	-0-		$1.83	11/05/14
	112,500	37,500	(1)	$1.66	08/06/17
	96,400	96,400	(2)	$2.31	02/11/18
	75,600	226,800	(3)	$1.62	02/05/19
	-0-	216,800	(4)	$3.04	4/26/20
						192,550	(5)	$860,699

Jose A. Guethon	-0-	25,000	(6)	$1.66	08/06/17
	-0-	57,600	(7)	$2.31	02/11/18
	-0-	142,275	(8)	$1.62	02/05/19
	-0-	136,000	(9)	$2.40	2/24/20
						274,593	(10)	$1,227,431

Robert J. Sabo	-0-	48,600	(11)	$2.31	02/11/18
	-0-	114,300	(12)	$1.62	02/05/19
	-0-	109,300	(13)	$2.40	2/24/20
						230,409	(14)	$1,029,928

Roberto L. Palenzuela	-0-	8,750	(15)	$1.66	08/06/17
	-0-	23,150	(16)	$2.31	02/11/18
	-0-	54,450	(17)	$1.62	02/05/19
	-0-	52,000	(18)	$2.40	02/24/20
						150,074	(19)	$670,831

(1)	37,500 options are scheduled to vest on August 6, 2011.

(2)	48,200 options vested or are scheduled to vest on each of February 11, 2011 and February 11, 2012.

(3)	75,600 options vested or are scheduled to vest on each of February 5, 2011, February 5, 2012 and February 5, 2013.

(4)	54,200 options vested or are scheduled to vest on each of February 24, 2011, February 24, 2012, February 24, 2013 and February 24, 2014.

(5)
Includes (i) 12,500 restricted shares of Common Stock scheduled to vest on August 6, 2011, (ii) 16,075 restricted shares of Common Stock vested or are scheduled to vest on each of February 11 2011 and February 11, 2012, (iii) 25,200 restricted shares vested or are scheduled to vest on each of February 5, 2011, February 5, 2012 and February 5, 2013 and (iv) 18,075 restricted shares vested or are scheduled to vest on each of February 24, 2011, February 24, 2012, February 24, 2013 and February 24, 2014.

(6)	25,000 options scheduled to vest on August 6, 2011.

(7)	28,800 options vested or are scheduled to vest on each of February 11, 2011 and February 11, 2012.

(8)	47,425 options vested or are scheduled to vest on each of February 5, 2011, February 5, 2012 and February 5, 2013.

(9)	34,000 options vested or are scheduled to vest on each of February 24, 2011, February 24, 2012, February 24, 2013 and February 24, 2014.

(10)
Includes (i) 7,500 restricted shares of Common Stock scheduled to vest on August 6, 2011, (ii) 9,600 restricted shares of Common Stock vested or are scheduled to vest on each of February 11 2011 and February 11, 2012, (iii) 15,800 restricted shares vested or are scheduled to vest on each of February 5, 2011, February 5, 2012 and February 5, 2013, (iv) 38,798 restricted shares vested or are scheduled to vest on each of January 26, 2011, January 26, 2012 and January 26, 2013, and 38,799 restricted shares are scheduled to vest on January 26, 2014, and (v) 11,325 restricted shares vested or are scheduled to vest on each of February 24, 2011, February 24, 2012, February 24, 2013 and February 24, 2014.

(11)	24,300 options vested or are scheduled to vest on each of February 11, 2011 and February 11, 2012.

(12)	38,100 options vested or are scheduled to vest on each of February 5, 2011, February 5, 2012 and February 5, 2013.

(13)	27,325 options vested or are scheduled to vest on each of February 24, 2011, February 24, 2012, February 24, 2013 and February 24, 2014.

(14)
Includes (i) 5,000 restricted shares of Common Stock scheduled to vest on August 6, 2011, (ii) 13,100 restricted shares of Common Stock vested or are scheduled to vest on each of February 11 2011 and February 11, 2012, (iii) 12,700 restricted shares vested or are scheduled to vest on each of February 5, 2011, February 5, 2012 and February 5, 2013, (iv) 31,177 restricted shares vested or are scheduled to vest on each of January 26, 2011, January 26, 2012 and January 26, 2013 and 31,178 restricted shares are scheduled to vest on January 26, 2014, and (v) 9,100 restricted shares vested or are scheduled to vest on each of February 24, 2011, February 24, 2012, February 24, 2013 and February 24, 2014.

(15)	8,750 options scheduled to vest on each of August 6, 2011.

(16)	11,575 options vested or are scheduled to vest on each of February 11, 2011 and February 11, 2012.

(17)	18,150 options vested or are scheduled to vest on each of February 5, 2011, February 5, 2012 and February 5, 2013.

(18)	14,500 options vested or are scheduled to vest on each of February 24, 2011, February 24, 2012, February 24, 2013 and February 24, 2014.

(19)
Includes (i) 3,000 restricted shares of Common Stock scheduled to vest on August 6, 2011, (ii) 3,850 restricted shares of Common Stock vested or are scheduled to vest on each of February 11, 2011 and February 11, 2012, (iii) 6,050 restricted shares vested or are scheduled to vest on each of February 5, 2011, February 5, 2012 and February 5, 2013, (iv) (v) 25,981 restricted shares vested or are scheduled to vest on each of January 26, 2011, January 26, 2012, January 26, 2013 and January 26, 2014 and (v) 4,325 restricted shares vested or are scheduled to vest on each of February 24, 2011, February 24, 2012, February 24, 2013 and February 24, 2014.

(20)	Market value was determined by multiplying the number of shares of stock by $4.47, the closing price of our Common Stock on December 31, 2010.

2010 Option Exercises and Restricted Stock Vested

The following table sets forth information regarding the number and value of stock options exercised or transferred for value and the number and value of restricted shares of our Common Stock vested during 2010 for each of our named executive officers.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Securities for which the Options were Exercised or Transferred for Value (#)	Value Realized on Exercise or Transfer ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Michael M. Earley	116,666	$458,497	53,775	$141,708
Jose A. Guethon	180,025	$431,025	32,900	$86,451
Robert J. Sabo	286,700	$621,476	30,800	$77,986
Roberto L. Palenzuela	50,050	$104,682	12,900	$33,996

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of our employees, including our named executive officers.

Nonqualified Defined Contribution an Other Nonqualified Deferred Compensation Plans

We do not have any defined contribution or plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-In-Control.

The tables below reflect the amount of compensation payable to each of the named executive officers in the event of termination of such officer’s employment. The amount of compensation payable to each officer pursuant to his employment agreement (i) upon termination for cause or resignation without good reason, (ii) upon termination without cause or resignation for good reason, (iii) in the event of disability or death of the executive and (iv) upon termination following a change of control is shown below. The amounts shown assume that such termination was effective as of December 31, 2010, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us.

Payments Made Upon Termination For Cause or Resignation Without Good Reason

In the event an executive officer is terminated for cause or resigns his or her employment without good reason, we are required pursuant to our employment agreements to:

●	pay the executive any unpaid base salary earned through the date of termination or resignation; and

●	reimburse the executive for reasonable business expenses incurred prior to the date of termination or resignation.

Under our employment agreements with the named executive officers, “cause” is defined to include (i) an action or omission of the executive which  constitutes a willful and material breach of, or failure or refusal (other than by reason of disability) to perform his or her duties under the employment agreement, which is not cured within 15 days after notice thereof, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his or her services under the employment agreement, (iii) conviction of a felony or any other crime which involves dishonesty or a breach of trust or (iv) gross negligence in connection with the performance of the executive’s duties under the employment agreement, which is not cured within 15 days after notice thereof.

Under our employment agreements with the named executive officers, “good reason” is defined to include (i) the assignment to the executive of any duties or responsibilities inconsistent in any respect with the executive’s position or a similar position in us or one of our subsidiaries, (ii) any other action by us which results in a substantial and compelling diminution of the executive’s position, authority, duties or responsibilities, excluding an isolated, insubstantial and inadvertent action not taken in bad faith which we remedy within 15 days of notice by the executive or (iii) our breach of certain provisions of the employment agreement, other than an isolated, insubstantial and inadvertent failure not taken in bad faith which we remedy promptly after receipt of notice by the executive, (iii) our requiring the executive to be based at any office or location outside the area for which he or she was originally hired to work, except for travel reasonably required in the performance of his or her responsibilities.  Any good faith determination of “good reason” made by our Board of Directors is conclusive pursuant to our employment agreements.

Upon an executive officer’s termination for cause or resignation without good reason, any options granted to such executive pursuant to our Omnibus Equity Compensation Plan (the “Omnibus Plan”) and vested as of the date of termination or resignation will generally remain exercisable for a period of up to three months, although our Compensation Committee has the right to cancel or suspend the option if the executive is terminated for cause or the Compensation Committee determines that the executive is competing or has competed with us.  Any unvested options granted pursuant to the Omnibus Plan will immediately terminate.

Payments Made Upon Termination Without Cause, Resignation For Good Reason, Death or Disability

In the event an executive officer is terminated without cause, resigns his or her employment for good reason, dies or becomes disabled, we are required pursuant to our employment agreements to:

●	pay the executive (or his estate, as applicable) any unpaid base salary earned through the date of termination or resignation;

●	continue to pay the executive’s base salary for a period of twelve months from the date of termination or resignation;

●
continue to allow the executive to participate in all benefit plans offered by us to our executives for a period of twelve months from the date of termination or resignation or, if participation in any such plan is not possible, pay the executive (or his estate, as applicable) cash equal to the value of the benefit that otherwise would have accrued for the executive’s benefit under such plan for the period during which such benefits could not be provided under the plan;

●	reimburse the executive for reasonable business expenses incurred prior to the date of termination or resignation; and

●	pay the executive (or his estate, as applicable) for any unused vacation days.

Pursuant to our Compensation Policy, unless otherwise decided by the Board, in order to be eligible for a bonus in respect of any fiscal year, it is anticipated that an executive must be employed by us as of the end of such year.  For our executives with employment agreements, which includes all of our named executive officers, unless otherwise decided by the Board, if such executive’s employment is terminated following the end of the calendar year to which a bonus relates but prior to the date bonuses are paid, the determination of whether such executive is entitled to receive his or her bonus for the prior calendar year will depend on whether, pursuant to the applicable employment agreement, we are required to pay the executive his or her base salary for any period following the termination of employment.  If we are required to continue to pay an executive’s base salary for any post-employment period, such executive will receive any bonus payable pursuant to our executive bonus plan contemporaneously with other members of our management team as if he continued to be employed by us. If we are not required to continue to pay an executive’s base salary for any post-employment period, such executive will not receive any bonus with respect to the prior year.

Upon an executive officer’s resignation with good reason, any options granted to such executive pursuant to our Omnibus Plan and vested as of the date of resignation will generally remain exercisable for a period of up to three months and any unvested options granted pursuant to the Omnibus Plan will immediately terminate.  Any unvested restricted shares held by the executive as of the date of his resignation for good reason will automatically vest as of the resignation date.

Upon an executive officer’s termination without cause, any options granted to such executive pursuant to our Omnibus Plan and vested as of the date of termination will generally remain exercisable for a period of up to three months.  Any unvested options granted under the Omnibus Plan generally will become immediately exercisable and fully vested in accordance with their terms and exercisable for three months following the date of termination. Any unvested restricted shares held by the executive as of the date of his termination without cause will automatically vest as of the termination date.

Upon an executive officer’s death or disability, any options granted to such executive pursuant to our Omnibus Plan and vested as of the date of termination will generally remain exercisable for a period of one year.  Any unvested options granted under the Omnibus Plan generally will become immediately exercisable and fully vested in accordance with their terms and exercisable for one year following the date of termination. Any unvested restricted shares held by the executive as of the date of his death or disability will automatically vest as of the date of the executive’s termination from the employ of our company on account of death or disability.

Payments Made Upon Termination Following a Change in Control

In the event that following a “change in control” of our company (as defined below), an executive officer is terminated without cause or resigns for good reason within one year of the event causing the “change in control”, we are required pursuant to our employment agreements to:

●	pay the executive any unpaid base salary earned through the date of termination or resignation;

●
pay the executive a single lump sum payment of an amount equal to his or her then annual base salary plus bonuses payable, the value of annual fringe benefits paid to him or her in the year preceding the year of termination, and the value of the portion of his or her benefits under any deferred compensation plan which are forfeited for reason of the termination.

●	reimburse the executive for reasonable business expenses incurred prior to the date of termination or resignation; and

pay the executive (or his estate, as applicable) for any unused vacation days.

A “change in control” will be deemed to occur pursuant to our employment agreements in the event our shareholders approve (x) the sale of substantially all of our assets, (y) our liquidation or dissolution or (z) a merger or other similar transaction which would result in our shareholders prior to the transaction owning 50% or less of the combined voting power of the merged entity immediately following the transaction.  In addition, with certain exceptions, a “change of control” will be deemed to occur upon any person or group’s acquisition of more than 50% of our outstanding shares or voting power.

Under the provisions of the Omnibus Plan and our award agreements with our executives, upon a change in control of our company, any outstanding unvested stock options and restricted shares will become immediately and automatically vested.

The following table shows amounts that would be payable upon each named executive officer’s termination (i) without cause, death or disability or (ii) following a change in control.  The amounts in the table assume that the listed officer left us effective December 31, 2010 and are based on the price per share of our Common Stock on that date of $4.47.  Amounts actually received should any of the listed officers cease to be employed will vary based on factors such as the timing during the year of any such event, our stock price and any changes to our benefit arrangements and policies.

Name	Severance Amount ($)	Early Vesting of Stock Option ($)	Early Vesting of Restricted Stock ($)	Continuation of Benefits ($)	Unused Vacation Days ($)	Total ($)
Michael M. Earley	1,062,188	1,270,003	860,699	7,230	15,435	3,215,555
Jose A. Guethon	778,680	881,670	1,227,431	7,276	5,051	2,900,107
Robert J. Sabo	625,725	656,982	1,029,928	11,288	56,839	2,380,762
Roberto L. Palenzuela	463,500	337,414	670,831	19,729	3,138	1,494,612

Risk Assessment of Compensation Policies and Practices.

We have assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership(1) of our Common Stock as of May 2, 2011, for each of our directors, named executive officers and by all of our directors and executive officers as a group.

Name	Common Stock (#)		Options Currently Exercisable or Exercisable within 60 days for Shares of Common Stock		Total Common Stock and Common Stock Based Holdings	Percentage of Class (2)
Michael M. Earley	478,556	(3)	862,500	(4)	1,341,056	3.26%
Jose A. Guethon, M.D.	291,541	(5)	110,225	(6)	401,766	•%
Robert J. Sabo	278,485	(7)	89,725	(8)	368,210	•%
Roberto L. Palenzuela	153,720	(9)	42,725	(10)	196,445	•%
Michael Cahr	688,069	(11)	5,989	(12)	694,058	1.69%
Richard A. Franco, Sr.	18,002	(13)	5,989	(12)	23,991	•%
Casey Gunnell	17,002	(14)	5,989	(12)	22,991	•%
Arthur D. Kowaloff	38,002	(15)	5,989	(12)	43,991	•%
Mark Stolper	42,022	(16)	5,989	(12)	48,011	•%
John S. Watts, Jr.	17,002	(17)	5,989	(12)	22,991	•%
Directors and Executive Officers as a group (10 persons)	2,022,401		1,141,109		3,163,510	7.70%

*	Represents less than 1% of the total number of shares of Common Stock outstanding.

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from May 2, 2011 upon exercise of options, warrants and convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from May 2, 2011 have been exercised.

(2)	Applicable percentage ownership is based on 41,100,753 of Common Stock outstanding as of May 2, 2011.

(3)
Includes (i) 12,500 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest on August 6, 2011, (ii) 16,075 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest on February 11, 2012, (iii) 50,400 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest ratably over two years on each of February 5, 2012 and February 5, 2013, (iv) 54,225 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest ratably over three years on each of February 24, 2012, February 24, 2013, and February 24, 2014, and (v) 52,900 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest ratably over four years on each of February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015.

(4)
Includes (i) 400,000 shares issuable upon the exercise of options at $1.83, (ii) 112,500 shares issuable upon the exercise of options at a price of $1.66 per share, (iv) 144,600 shares issuable upon the exercise of options at a price of $2.31 per share, (v) 151,200 shares issuable upon the exercise of options at a price of $1.62 per share and (vi) 54,200 shares issuable upon the exercise of options at a price of $3.04 per share.  Does not include (i) 37,500 shares issuable upon the exercise of options at a price of $1.66 per share, (ii) 48,200 shares issuable upon the exercise of options at a price of $2.31 per share, (iii) 151,200 shares issuable upon the exercise of options at a price of $1.62 per share, (iv) 162,600 shares issuable upon the exercise of options at a price of $3.04 and (v) 106,800 shares issuable upon the exercise of options at a price of $4.97, that have not yet vested.

(5)
Includes (i) 7,500 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest on August 6, 2011, (ii) 9,600 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest on February 11, 2012, (iii) 31,600 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest ratably over two years on each of February 5, 2012 and February 5, 2013, (iv) 116,395 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest ratably over three years on each of January 26, 2012, January 26, 2013 and January 26, 2014, (v) 33,975 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest ratably over three years on each of February 24, 2012, February 24, 2013 and February 24, 2014, and (vi) 38,700 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest ratably over four years on each of February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015.

(6)
Includes (i) 28,800 shares issuable upon the exercise of options at a price of $2.31 per share, (ii) 47,425 shares issuable upon the exercise of options at a price of $1.62 per share and (iii) 34,000 shares issuable upon the exercise of options at a price of $2.40 per share.  Does not include (i) 25,000 shares issuable upon the exercise of options at a price of $1.66, (ii) 28,800 shares issuable upon the exercise of options at a price of $2.31 per share, (iii) 94,850 shares issuable upon the exercise of options at a price of $1.62 per share, (iv) 102,000 shares issuable upon the exercise of options at a price of $2.40 per share and (v) 78,300 shares issuable upon the exercise of options at a price of $4.97 per share, that have not yet vested.

(7)
Includes (i) 5,000 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest on August 6, 2011, (ii) 13,100 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest on February 11, 2012, (iii) 25,400 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over two years on each of February 5, 2012 and February 5, 2013, (iv) 93,532 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over three years on each of January 26, 2012, January 26, 2013 and January 26, 2014, (v) 27,300 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over three years on each of February 24, 2012, February 24, 2013 and February 24, 2014 and (vi) 30,100 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over four years on each of February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015.

(8)
Includes (i) 24,300 shares issuable upon the exercise of options at a price of $2.31 per share, (ii) 38,100 shares issuable upon the exercise of options at a price of $1.62 per share and (iii) 27,325 shares issuable upon the exercise of options at a price of $2.40 per share.  Does not include (i) 24,300 shares issuable upon the exercise of options at a price of $2.31 per share, (ii) 76,200 shares issuable upon the exercise of options at a price of $1.62 per share, (iii) 81,975 shares issuable upon the exercise of options at a price of $2.40 per share and (iv) 60,800 shares issuable upon the exercise of options at a price of $4.97, that have not yet vested.

(9)
Includes (i) 3,000 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest on August 6, 2011, and (ii) 3,850 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest on February 11, 2012, (iii) 12,100 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest ratably over two years on each of February 5, 2012 and February 5, 2013, (iv) 77,943 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest ratably over three years on each of January 26, 2012, January 26, 2013 and January 26, 2014, (v) 12,975 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest ratably over three years beginning on each of February 24, 2012, February 24, 2013 and February 24, 2014 and (vi) 15,700 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over four years on each of February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015.

(10)
Includes (i) 11,575 shares issuable upon the exercise of options at $2.31 per share, (ii) 18,150 shares issuable upon the exercise of options at $1.62 per share and (iii) 13,000 shares issuable upon the exercise of options at $2.40 per share.  Does not include (i) 8,750 shares issuable upon the exercise of options at a price of $1.66 per share, (ii) 11,575 shares issuable upon the exercise of options at a price of $2.31 per share, (iii) 36,300 shares issuable upon the exercise of options at a price of $1.62 per share, (iv) 39,000 shares issuable upon the exercise of options at a price of $2.40 per share and (v) 31,600 shares issuable upon the exercise of options at a price of $4.97 per share, that have not yet vested.

(11)
Includes (i) 14,900 shares owned directly by Mr. Cahr or in individual accounts he controls, (ii) 535,167 shares held in the Cahr Dynastic Trust, over which Mr. Cahr has voting and investment power, (iii) 40,400 shares held by Mr. Cahr jointly with Mr. Cahr’s spouse, (iv) 39,900 shares held in Mr. Cahr’s individual retirement account, (v) 26,200 shares held by Mr. Cahr in a money purchase plan, (vi) 10,000 shares held in Mr. Cahr’s spouse’s individual retirement account, (vii) 4,500 shares held by Mr. Cahr in a 401(k) retirement plan and (viii) 17,002 restricted shares of Common Stock issued to Mr. Cahr that are scheduled to vest in full on June 30, 2011.  Does not include 89,000 shares held by Mr. Cahr’s daughter, 7,500 shares held by Mr. Cahr’s son and 3,800 shares held by Mr. Cahr’s grandson, with respect to which Mr. Cahr disclaims beneficial ownership.

(12)	Include 5,989 shares issuable upon the exercise of options at a price of $3.04 per share that have not yet vested.

(13)	Includes (i) 1,000 shares held jointly with Mr. Franco’s spouse, and (ii) 17,002 restricted shares of Common Stock issued to Mr. Franco that are scheduled to vest in full on June 30, 2011.

(14)	Includes 11,978 restricted shares of Common Stock issued to Mr. Gunnell that are scheduled to vest in full on June 30, 2011.

(15)
Includes (i) 20,000 shares owned directly by Mr. Kowaloff, (ii) 1,000 shares held in Mr. Kowaloff’s individual retirement account, and (iii) 17,002 restricted shares of Common Stock issued to Mr. Kowaloff that are scheduled to vest in full on June 30, 2011

(16)
Includes (i) 25,020 shares owned by a private investment fund over which Mr. Stolper, through Helios Capital, LLC, has voting and investment power; and (ii) 17,002 restricted shares of Common Stock issued to Mr. Stolper that are scheduled to vest in full on June 30, 2011.

(17)	Includes 17,002 restricted shares of Common Stock issued to Mr. Watts that are scheduled to vest in full on June 30, 2011.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as to the beneficial owner of more than five percent of our Common Stock, information regarding shares owned by such beneficial owner at May 2, 2011.

Name and Address of Beneficial Owner (1)	Common Stock (#)	Percentage of Class (%) (2)
Norman Pessin (3) 366 Madison Avenue, 14th Floor New York, NY 10017	3,227,644	7.85%
Blackrock Inc. (4) 40 East 52nd Street New York, NY 10022	3,089,589	7.52%

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from May 2, 2011 upon exercise of options, warrants and convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from May 2, 2011 have been exercised.

(2)	Applicable percentage ownership is based on 41,100,753 shares of Common Stock outstanding as of May 2, 2011.

(3)
Reported share ownership is based upon information contained in Amendment No. 2 to Schedule 13d filed by Mr. and Mrs. Pessin on February 16, 2010.  Includes (i) 2,277,344 shares owned directly by Mr. Pessin, and (ii) 950,310 shares owned directly by Mrs. Pessin.

(4)	Reported share ownership is based upon information contained in Schedule 13G filed by Blackrock Inc. on February 7, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

Based solely on our review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten (10%) percent beneficial owners have been complied with during the year ended December 31, 2010 except for (i) a Form 3 for Mr. Watts to report his appointment as director that occurred on April 23, 2010 that was reported on May 4, 2010 due to an administrative error, (ii) a Form 4 for Mr. Guethon to report the disposition of shares that occurred on November 18, 2010 that was reported on November 29, 2010 due to an administrative error, (iii) a Form 4 for Mr. Watts to report the acquisition of shares that occurred on July 19, 2010 that was reported on July 22, 2010 due to an administrative error, (iv) a Form 4 for Mr. Watts to report the acquisition of shares and stock options that occurred on April 26, 2010 that was reported on May 5, 2010 due to an administrative error, (v) a Form 4 for Mr. Kowaloff to report the acquisition of shares and stock options that occurred on April 26, 2010 that was reported on May 3, 2010 due to an administrative error, and (vi) a Form 4 for Mr. Zeman to report the disposition of shares that occurred on February 12, 2010 that was reported on February 18, 2010 due to an administrative error.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2010, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

REVIEW OF RELATED PARTY TRANSACTIONS

Our policy for review and approval of transactions between us and related persons is set forth in the Audit Committee’s charter. Our Board of Directors has delegated to the Audit Committee the responsibility to review and approve all transactions or series of transactions in which we or a subsidiary is a participant, the amount involved exceeds $25,000 and a “Related Person” (as defined in Item 404 of Regulation S-K) has a direct or indirect material interest.  Transactions that fall within this definition will be referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction and will approve only those transactions that are in our best interests.

OTHER BUSINESS

2011 Shareholder Proposals

Shareholders interested in submitting a proposal to be considered for inclusion in our Proxy Statement and form of Proxy for the 2012 Annual Meeting of Shareholders may do so by following the procedures prescribed by Rule 14a-8 promulgated under Exchange Act.  To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing as our principal executive offices on or before January 4, 2012.

A shareholder of ours may wish to have a proposal presented at the 2012 Annual Meeting of Shareholders, but not to have the proposal included in our Proxy Statement and form of Proxy relating to that meeting.

Pursuant to our Bylaws, in most circumstances, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board or by a shareholder who otherwise has the right to submit the proposal and who has delivered written notice to us (containing certain information specified in the Bylaws about the shareholder and the proposed action) no later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting, i.e., between February 15, 2012 and March 16, 2012.

Procedures for Nominating or Recommending for Nomination Candidates for Director

In order for a shareholder to nominate a candidate for director, under our Bylaws, we must receive timely notice of the nomination in advance of the meeting.  Ordinarily, such notice must be received not less than 90 nor more than 120 days before the first anniversary of the date of the preceding year’s annual meeting, i.e., between February 15, 2012 and March 16, 2012.  The shareholder filing the notice of nomination must include:

As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

●	the name and address of such shareholder, as they appear on our books, and of such beneficial owner;

●	the class and number of shares of our capital stock which are owned beneficially and of record by such shareholder and such beneficial owner;

●	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and or by proxy at the meeting to propose such business or nomination; and

●
a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

As to each person whom the shareholder proposes to nominate for election as a director:

●	the name and age of the nominee and, if applicable, all positions and offices held by such person with our company including the dates and terms of service;

●	a description of any family relationship between the nominee and any of our directors or executive officers;

●	a description of the business experience and principal occupations of the nominee for the past five years, including the name of the nominee’s principal employers and the dates of service;

●	A description of any relationship between any employer of the nominee during the past five years and our company;

●	a list of all directorships held by the nominee;

●
a description of any legal proceedings during the past ten (10) years involving the nominee or any entity for which the nominee served as an executive officer, including; without limitation, the filing of any petition under federal bankruptcy or state insolvency laws with respect to the nominee’s property or business or any entity for which the nominee served as an executive officer within the preceding two (2) years; the conviction of the nominee or naming of the nominee as the subject of a criminal proceeding and any order or similar decree enjoining the nominee from engaging in specified activities;

●
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

●
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended; and

●	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by us within the time limits described above.  Such notice must include:

●	the information described above with respect to the shareholder proposing such business;

●
a brief description of the business desired to be brought before the meeting including the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment);

●	the reasons for conducting such business at the meeting; and

●	any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our Proxy Statement.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the attention of Roberto L. Palenzuela, General Counsel and Secretary, whose address is 777 Yamato Road, Suite 510, Boca Raton, Florida 33431.  Any shareholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary.  A copy of our Bylaws is filed as an exhibit to our Current Report on Form 8-K filed on September 30, 2004, and is available at the SEC Internet website at www.sec.gov.

Other Matters

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in this Proxy Statement.  If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors
May 3, 2011

Roberto L. Palenzuela, Esq.
General Counsel and Secretary